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As filed with the Securities and Exchange Commission on January 28, 2019

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HELMERICH & PAYNE, INC. (Exact name of registrant as specified in its charter)	HELMERICH & PAYNE INTERNATIONAL DRILLING CO. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	Delaware (State or other jurisdiction of incorporation or organization)

1381 (Primary Standard Industrial Classification Code Number)	1381 (Primary Standard Industrial Classification Code Number)

73-0679879 (I.R.S. Employer Identification Number)	73-0765153 (I.R.S. Employer Identification Number)

1437 South Boulder Avenue, Suite 1400 Tulsa, Oklahoma 74119 (918) 742-5531 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)	1437 South Boulder Avenue, Suite 1400 Tulsa, Oklahoma 74119 (918) 742-5531 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Cara M. Hair
Vice President, Corporate Services and Chief Legal Officer
Helmerich & Payne, Inc.
1437 South Boulder Avenue, Suite 1400
Tulsa, Oklahoma 74119
(918) 742-5531
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
David L. Emmons
Jeremy L. Moore
Baker Botts L.L.P.
910 Louisiana St
Houston, Texas 77002-4995
(713) 229-1234

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

            If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "larger accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Helmerich & Payne, Inc.
Large accelerated filer ☒ Non-accelerated filer ☐	Accelerated filer ☐ Smaller reporting company ☐ Emerging growth company ☐
Helmerich & Payne International Drilling Co.
Large accelerated filer ☐ Non-accelerated filer ☒	Accelerated filer ☐ Smaller reporting company ☐ Emerging growth company ☐

            If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.    ☐

            If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

            Exchange Act Rule 13e-4(i) (Cross Border Issuer Tender Offer)    ☐

            Exchange Act Rule 14d-1(d) (Cross Border Third-Party Tender Offer)    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Helmerich & Payne, Inc.

4.65% Senior Notes due 2025	$487,148,000	100%	$487,148,000	$59,042.34

Helmerich & Payne International Drilling Co.

Guarantees of 4.65% Senior Notes due 2025(2)	—	—	—	—

(1)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) promulgated under the Securities Act of 1933, as amended.

(2)
Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no additional fee is being paid in respect of the guarantees related to the notes. The guarantees related to the notes are not traded separately from the notes.

            THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated January 28, 2019

PROSPECTUS

Helmerich & Payne, Inc.

OFFER TO ISSUE
$487,148,000 aggregate principal amount of 4.65% Senior Notes due 2025
THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
AS AMENDED,
IN EXCHANGE FOR
ALL OUTSTANDING AND UNREGISTERED
$487,148,000 aggregate principal amount of 4.65% Senior Notes due 2025

Guaranteed by Helmerich & Payne International Drilling Co.

         The exchange offer will expire at 5:00 p.m., New York City time, on                , 2019, unless we extend or earlier terminate the exchange offer.

The Exchange Notes:

  •
  Helmerich & Payne, Inc. ("Parent") is offering to issue (the "exchange offer") $487,148,000 aggregate principal amount of 4.65% Senior Notes due 2025 (the "New Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), in exchange for outstanding unregistered $487,148,000 aggregate principal amount of 4.65% Senior Notes due 2025 (the "Old Notes"). The term "Notes" refers to both the Old Notes and the New Notes.

  •
  The terms of the New Notes offered in the exchange offer are substantially identical to the terms of the Old Notes, except that the New Notes will be registered under the Securities Act and certain transfer restrictions, registration rights and additional interest provisions relating to the Old Notes do not apply to the New Notes.

  •
  The New Notes will be guaranteed on a senior unsecured basis by Helmerich & Payne International Drilling Co. ("H&P Drilling Co."), a wholly owned subsidiary of Parent.

Material Terms of the Exchange Offer:

  •
  The exchange offer expires at 5:00 p.m., New York City time, on                , 2019, unless extended.

  •
  Upon expiration of the exchange offer, all Old Notes that are validly tendered and not withdrawn will be exchanged for an equal principal amount of the New Notes.

  •
  You may withdraw tendered Old Notes at any time prior to the expiration of the exchange offer.

  •
  The exchange offer is not subject to any minimum tender condition, but is subject to customary conditions.

  •
  If you fail to tender your Old Notes, you will continue to hold unregistered securities and it may be difficult for you to transfer them.

  •
  Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, resale or other transfer of such New Notes, including information with respect to any selling holder required by the Securities Act in connection with the resale of the New Notes. We have agreed that for a period of 180 days after the effective date of the registration statement of which this prospectus forms a part (or for such shorter period during which broker-dealers are required by law to deliver such prospectus), we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

  •
  There is no existing public market for the Old Notes or the New Notes. We do not intend to list the New Notes on any securities exchange or quotation system.

         Investing in the New Notes involves risks. See "Risk Factors" beginning on page 12.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                , 2019

i

        This prospectus is part of a registration statement we have filed with the Securities and Exchange Commission (the "SEC"). We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in the letter of transmittal accompanying this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may only be used where it is legal to exchange the Old Notes for the New Notes, and this prospectus is not an offer to exchange or a solicitation to exchange the Old Notes for the New Notes where such an offer, solicitation or exchange would be unlawful. You should assume that the information appearing in this prospectus is accurate only as of the date on the cover of this prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

        This prospectus does not contain all the information included in the registration statement, including its exhibits and schedules. For further information about us and the Notes described in this prospectus, you should refer to the registration statement and its exhibits and schedules. Statements we make in this prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including the exhibits and schedules, is available at the SEC's website at http://www.sec.gov. See "Where You Can Find More Information."

        You may also obtain this information without charge by writing us at the following address or telephoning us at the following telephone number:

Investor Relations
Helmerich & Payne, Inc.
1437 South Boulder Avenue, Suite 1400
Tulsa, Oklahoma 74119
(918) 588-5190

        In order to ensure timely delivery, you must request the information no later than            , 2019, which is five business days before the expiration of the exchange offer.

 MARKET AND INDUSTRY DATA

        This prospectus includes information with respect to market share and industry conditions, which are based upon internal estimates and various third-party sources. While management believes that such data is reliable, we have not independently verified any of the data from third-party sources nor have we ascertained the underlying assumptions relied upon therein. Similarly, our internal research is based upon management's understanding of industry conditions, and such information has not been verified by any independent sources. Accordingly, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading "Risk Factors" in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein contain certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than statements of historical facts included in this prospectus and the documents incorporated by reference herein, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the

ii

use of forward-looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe," "predict," "project," "target," "continue," or the negative thereof or similar terminology. Forward-looking statements are based upon current plans, estimates, and expectations that are subject to risks, uncertainties, and assumptions. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates, or expectations will be achieved.

        These forward-looking statements include, among others, such things as:

  •
  our business strategy;

  •
  the amount and nature of our future capital expenditures and how we expect to fund our capital expenditures, and the number of rigs we plan to construct or acquire;

  •
  the volatility of future oil and natural gas prices;

  •
  changes in future levels of drilling activity and capital expenditures by our customers, whether as a result of global capital markets and liquidity, changes in prices of oil and natural gas or otherwise, which may cause us to idle or stack additional rigs, or increase our capital expenditures and the construction or acquisition of rigs;

  •
  changes in worldwide rig supply and demand, competition, or technology;

  •
  possible cancellation, suspension, renegotiation or termination (with or without cause) of our contracts as a result of general or industry-specific economic conditions, mechanical difficulties, performance or other reasons;

  •
  expansion and growth of our business and operations;

  •
  our belief that the final outcome of our legal proceedings will not materially affect our financial results;

  •
  impact of federal and state legislative and regulatory actions affecting our costs and increasing operation restrictions or delay and other adverse impacts on our business;

  •
  environmental or other liabilities, risks, damages or losses, whether related to storms or hurricanes (including wreckage or debris removal), collisions, grounding, blowouts, fires, explosions, other accidents, terrorism or otherwise, for which insurance coverage and contractual indemnities may be insufficient, unenforceable or otherwise unavailable;

  •
  our financial condition and liquidity;

  •
  tax matters, including our effective tax rates, tax positions, results of audits, changes in tax laws, treaties and regulations, tax assessments and liabilities for taxes; and

  •
  potential long-lived asset impairments.

        Important factors that could cause actual results to differ materially from our expectations or results discussed in the forward-looking statements are disclosed under the section herein entitled "Risk Factors" and elsewhere in this prospectus, as well as in reports and documents Parent files with the SEC. You should carefully review the risk factors and cautionary statements described herein and in the other documents Parent files from time to time with the SEC, specifically Parent's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by such cautionary statements. Because of the underlying risks and uncertainties, we caution you against placing undue reliance on these forward-looking statements. We assume no duty to update or revise these forward-looking statements based on changes of internal estimates, expectations or otherwise, except as required by law.

iii

 SUMMARY

        This summary highlights selected information from this prospectus or incorporated by reference herein and is therefore qualified in its entirety by the more detailed information appearing elsewhere, or incorporated by reference, in this prospectus. It may not contain all the information that is important to you. We urge you to read carefully this entire prospectus and the other documents to which it refers to understand fully the terms of the exchange offer and the New Notes.

        Parent conducts substantially all of its business through its subsidiaries, including H&P Drilling Co. and its subsidiaries. In the sections of this prospectus that describe the business of Parent and H&P Drilling Co., unless the context otherwise indicates, references to "Parent," "us," "we," "our" and like terms refer to Parent and its subsidiaries, including H&P Drilling Co. and its subsidiaries. In the sections of this prospectus that describe the Notes or the terms of the exchange offer, unless the context otherwise indicates, references to "us," "we," "our" and like terms refer to Parent and not to any of its subsidiaries.

Our Company

        We believe we are the largest provider of advanced technology alternate current, or AC, drive land rigs in the Western Hemisphere. Operating principally in North and South America, we specialize in shale and unconventional resource plays drilling challenging and complex wells in oil and gas producing basins of the United States and in international locations. In the United States, we have a diverse mix of customers consisting of large independent, major, mid-sized and small oil companies that are focused on unconventional shale basins. In South America, our customers primarily include major international and national oil companies.

        Through our operating subsidiaries, we provide performance-driven drilling services and technologies that are intended to make hydrocarbon recovery safer and more economical for oil and gas exploration and production companies. We are an important vendor for a number of oil and gas exploration and production companies, but we focus exclusively on the drilling segment of the oil and gas production value chain. During the fiscal year ended September 30, 2018, our U.S. land operations were located in Colorado, Louisiana, Ohio, Oklahoma, New Mexico, North Dakota, Pennsylvania, Texas, Utah, West Virginia and Wyoming. Our offshore platform drilling operations were conducted in the Gulf of Mexico. Our international land operations had rigs located in five international locations during fiscal year 2018: Argentina, Bahrain, Colombia, Ecuador and United Arab Emirates.

        We focus on research and development of technology designed to improve the safety, efficiency and accuracy of drilling operations, as well as wellbore quality and placement. Our research and development endeavors include ongoing improvements of our rig fleet and advancements in rig technology, including our FlexApp™ services, development of a proprietary Bit Guidance System™, offered as a service through MOTIVE Drilling Technologies, Inc., which we acquired in June 2017, and 3D geomagnetic reference modeling and measurement while drilling survey correction services, offered through Magnetic Variation Services, LLC, which we acquired in December 2017.

        We also own, develop and operate limited commercial real estate properties in Tulsa, Oklahoma.

        Parent and H&P Drilling Co. are Delaware corporations. Our principal executive offices are located at 1437 South Boulder Avenue, Suite 1400, Tulsa, Oklahoma, 74119. Our telephone number is (918) 742-5531.

Private Exchange Offer

        On December 20, 2018, Parent issued $487,148,000 in aggregate principal amount of Old Notes pursuant to an exchange offer (the "private exchange offer") for any and all outstanding 4.65% Senior Notes due 2025 issued by H&P Drilling Co. (the "H&P Drilling Co. Notes"), which were originally issued by H&P Drilling Co. in March 2015. In connection with the issuance of the Old Notes pursuant to the private exchange offer, Parent and H&P Drilling Co. entered into a registration rights agreement, dated December 20, 2018 (the "registration rights agreement"), with Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC (the "dealer managers"), pursuant to which we agreed to, among other things, file a registration statement for the Old Notes (the "exchange offer registration statement") with the SEC with respect to a registered offer to exchange the Old Notes for freely tradeable notes having terms identical in all material respects to such Old Notes. Following the private exchange offer, $12,852,000 aggregate principal amount of the H&P Drilling Co. Notes remained outstanding.

Corporate Structure

        The following diagram depicts our simplified organizational structure after our restructuring.

(1)
Refers to $12,852,000 aggregate principal amount of the H&P Drilling Co. Notes that remains outstanding following the private exchange offer, which closed on December 20, 2018.

(2)
As of December 31, 2018, there were no borrowings outstanding under our $750 million unsecured credit facility (the "Credit Facility"), but there were three letters of credit outstanding in the amount of $38.0 million, and we had $712.0 million available to borrow under the Credit Facility. Subsequent to December 31, 2018, one letter of credit was reduced by $500,000, increasing the amount available under the Credit Facility by that amount.

(3)
Unsecured standalone line of credit facility, which is purposed for the issuance of bid and performance bonds, as needed, for international land operations. We currently have no outstanding obligations against this facility.

(4)
H&P Drilling Co. is a guarantor under the Credit Facility and a guarantor of the Notes for as long as H&P Drilling Co. is an obligor or guarantor of any funded indebtedness in excess of $25 million.

The Exchange Offer

        A brief description of the material terms of the exchange offer follows. We are offering to exchange the New Notes for the Old Notes. The terms of the New Notes offered in the exchange offer are substantially identical to the terms of the Old Notes, except that the New Notes will be registered under the Securities Act, and certain transfer restrictions, registration rights and additional interest provisions relating to the Old Notes do not apply to the New Notes. For a more complete description, see "Description of the New Notes" and "The Exchange Offer."

Old Notes	4.65% Senior Notes due 2025, which we issued on December 20, 2018. $487,148,000 aggregate principal amount of the Old Notes were issued under the indenture, as defined below under "Description of the New Notes."
New Notes

4.65% Senior Notes due 2025, the issuance of which has been registered under the Securities Act. The form and the terms of the New Notes are substantially identical to those of the Old Notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the Old Notes described in the registration rights agreement do not apply to the New Notes.

The Exchange Offer

We are offering to issue up to $487,148,000 aggregate principal amount of New Notes in exchange for a like principal amount of Old Notes to satisfy our obligations under the registration rights agreement that we entered into when the Old Notes were issued in a transaction consummated in reliance upon exemptions from registration provided by Rule 144A and Regulation S under the Securities Act. Both the New Notes and the Old Notes are guaranteed by H&P Drilling Co.

Expiration Date; Tenders	The exchange offer will expire at 5:00 p.m., New York City time, on , 2019, unless we extend or earlier terminate the exchange offer. By tendering your Old Notes, you represent to us that:
• you are neither our "affiliate," as defined in Rule 405 under the Securities Act, nor a broker-dealer tendering Notes acquired directly from us for your own account;
• any New Notes you receive in the exchange offer are being acquired by you in the ordinary course of your business;

•

at the time of the commencement of the exchange offer, neither you nor, to your knowledge, anyone receiving New Notes from you, has any arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the Old Notes or the New Notes in violation of the Securities Act;

•

if you are a broker-dealer, you will receive the New Notes for your own account in exchange for Old Notes that were acquired by you as a result of your market-making activities or other trading activities and that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the New Notes you receive; for further information regarding resales of the New Notes by participating broker-dealers, see the discussion under the caption "Plan of Distribution"; and

• if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, the distribution, as defined in the Securities Act, of the New Notes.
Withdrawal; Non-Acceptance

You may withdraw any Old Notes tendered in the exchange offer at any time prior to 5:00 p.m., New York City time, on                , 2019, unless we extend or earlier terminate the exchange offer. If we decide for any reason not to accept any Old Notes tendered for exchange, the Old Notes will be returned to the registered holder at our expense promptly after the expiration or termination of the exchange offer. In the case of Old Notes tendered by book-entry transfer into the exchange agent's account at The Depository Trust Company ("DTC"), any withdrawn or unaccepted Old Notes will be credited to the tendering holder's account at DTC. For further information regarding the withdrawal of tendered Old Notes, see "The Exchange Offer—Terms of the Exchange Offer; Period for Tendering Old Notes" and "The Exchange Offer—Withdrawal Rights."

Conditions to the Exchange Offer

We are not required to accept for exchange or to issue New Notes in exchange for any Old Notes, and we may terminate or amend the exchange offer, if any of the following events occur prior to the expiration of the exchange offer:

• the exchange offer violates any applicable law or applicable interpretation of the staff of the SEC;
• an action or proceeding shall have been instituted or threatened in any court or by any governmental agency that might materially impair our ability to proceed with the exchange offer;
• we do not receive all the governmental approvals that we deem necessary to consummate the exchange offer; or
• there has been proposed, adopted or enacted any law, statute, rule or regulation that, in our reasonable judgment, would materially impair our ability to consummate the exchange offer.

We may waive any of the above conditions in our reasonable discretion. See the discussion below under the caption "The Exchange Offer—Conditions to the Exchange Offer" for more information regarding the conditions to the exchange offer.

Procedures for Tendering Old Notes

Unless you comply with the procedures described below under the caption "The Exchange Offer—Guaranteed Delivery Procedures," you must do one of the following on or prior to the expiration of the exchange offer to participate in the exchange offer:

•

tender your Old Notes by sending (i) the certificates for your Old Notes (in proper form for transfer), (ii) a properly completed and duly executed letter of transmittal and (iii) all other documents required by the letter of transmittal to Wells Fargo Bank, National Association, as exchange agent, at one of the addresses listed below under the caption "The Exchange Offer—Exchange Agent"; or

•

tender your Old Notes by using the book-entry transfer procedures described below and transmitting a properly completed and duly executed letter of transmittal, or an agent's message, as defined below under "The Exchange Offer—Procedures for Tendering Old Notes," instead of the letter of transmittal, to the exchange agent. For a book-entry transfer to constitute a valid tender of your Old Notes in the exchange offer, Wells Fargo Bank, National Association, as exchange agent, must receive a confirmation of book-entry transfer of your Old Notes into the exchange agent's account at DTC prior to the expiration or termination of the exchange offer. For more information regarding the use of book-entry transfer procedures, including a description of the required agent's message, see the discussion below under the caption "The Exchange Offer—Book-Entry Transfers." As used in this prospectus, the term "agent's message" means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant stating that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce such letter of transmittal against such participant.

Guaranteed Delivery Procedures	If you are a registered holder of Old Notes and wish to tender your Old Notes in the exchange offer, but:
• the Old Notes are not immediately available;
• time will not permit your Old Notes or other required documents to reach the exchange agent before the expiration or termination of the exchange offer; or
• the procedure for book-entry transfer cannot be completed prior to the expiration or termination of the exchange offer;
then you may tender Old Notes by following the procedures described below under the caption "The Exchange Offer—Guaranteed Delivery Procedures."

Special Procedures for Beneficial Owners

If you are a beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your Old Notes in the exchange offer, you should promptly contact the person in whose name the Old Notes are registered and instruct that person to tender them on your behalf. If you wish to tender such Old Notes in the exchange offer on your own behalf, prior to completing and executing the letter of transmittal and delivering your Old Notes, you must either make appropriate arrangements to register ownership of the Old Notes in your name, or obtain a properly completed bond power from the person in whose name the Old Notes are registered.

U.S. Federal Income Tax Considerations

The receipt of New Notes in exchange for Old Notes in the exchange offer will not be a taxable transaction for U.S. federal income tax purposes. See the discussion below under the caption "U.S. Federal Income Tax Considerations" for more information regarding the U.S. federal income tax consequences to you of the exchange offer.

Use of Proceeds	We will not receive any cash proceeds from the exchange offer.
Exchange Agent

Wells Fargo Bank, National Association, is the exchange agent for the exchange offer. You can find the address and telephone number of the exchange agent below under the caption "The Exchange Offer—Exchange Agent."

Resales

Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the New Notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

• you are acquiring the New Notes in the ordinary course of your business;
• you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in a distribution of the New Notes; and
• you are neither an affiliate of ours nor a broker-dealer tendering Notes acquired directly from us for your own account.
If you are an affiliate of ours, are engaged in or intend to engage in or have any arrangement or understanding with any person to participate in the distribution of New Notes:
• you cannot rely on the applicable interpretations of the staff of the SEC;
• you will not be entitled to tender your Old Notes in the exchange offer; and

• you must comply with the registration requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, resale or other transfer of the New Notes issued in the exchange offer, including information with respect to any selling holder required by the Securities Act in connection with any resale of the New Notes.

Furthermore, any broker-dealer that acquired any of its Old Notes directly from us:

•

may not rely on the applicable interpretation of the staff of the SEC's position contained in Exxon Capital Holdings Corporation (pub. avail. May 13, 1988), Morgan Stanley and Co.,  Inc. (pub. avail. June 5, 1991), as interpreted in the SEC's letter to Shearman & Sterling dated July 2, 1993 and similar no-action letters (collectively, the "Exxon Capital Letters"); and

•

must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction. See "Plan of Distribution" and "The Exchange Offer—Purpose and Effect of Exchange Offer Registration Rights."

Broker-Dealers

Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, resale or other transfer of such New Notes, including information with respect to any selling holder required by the Securities Act in connection with the resale of the New Notes. We have agreed that for a period of 180 days after the effective date of the registration statement of which this prospectus forms a part (or for such shorter period during which broker-dealers are required by law to deliver such prospectus), we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

Registration Rights Agreement for the Old Notes

In connection with the issuance of the Old Notes on December 20, 2018 pursuant to the private exchange offer, Parent and H&P Drilling Co. entered into a registration rights agreement with the dealer managers. Under the terms of the registration rights agreement, we agreed to, among other things:

•

file the exchange offer registration statement with the SEC with respect to a registered offer to exchange the Old Notes for freely tradeable notes having terms identical in all material respects to such Old Notes;

• use commercially reasonable efforts to cause the exchange offer registration statement to become effective under the Securities Act no later than September 16, 2019;
• use commercially reasonably efforts to complete the exchange offer no later than October 16, 2019;
• file a shelf registration statement for the resale of the Old Notes if we cannot effect an exchange offer within the time periods listed above and in certain other circumstances; and
• if we fail to meet our registration obligations under the registration rights agreement, pay additional interest at a rate of 0.25% per annum until all such defaults have been cured.

Consequences of Not Exchanging Old Notes

        If you do not exchange your Old Notes in the exchange offer, you will continue to be subject to the restrictions on transfer applicable to your Old Notes. In general, you may offer or sell your Old Notes only:

  •
  if they are registered under the Securities Act and applicable state securities laws;

  •
  if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

  •
  if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

        We do not intend to register the Old Notes under the Securities Act, and holders of Old Notes that do not exchange Old Notes for New Notes in the exchange offer will no longer have registration rights with respect to the Old Notes except in the limited circumstances provided in the registration rights agreement. Under some circumstances, as described in the registration rights agreement, holders of the Old Notes, including holders who are not permitted to participate in the exchange offer or who may not freely sell New Notes received in the exchange offer, may require us to file, and to use commercially reasonable efforts to cause to become effective, a shelf registration statement covering resales of the Old Notes by such holders. For more information regarding the consequences of not tendering your Old Notes, see "The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes."

Summary Description of the New Notes

        A brief description of the material terms of the New Notes follows. The terms of the New Notes and those of the Old Notes are substantially identical, except that the transfer restrictions, registration rights and additional interest provisions relating to the Old Notes described in the registration rights agreement do not apply to the New Notes. For a more complete description, see "Description of the New Notes." In this section, "us," "we," "our" and like terms refer only to Parent.

Issuer	Helmerich & Payne, Inc., a Delaware corporation.
Guarantors

The New Notes will be guaranteed by Helmerich & Payne International Drilling Co., a Delaware corporation and a direct, wholly owned subsidiary of Parent, for so long as such subsidiary is an obligor or guarantor of any funded indebtedness in excess of $25 million. In addition, if any other subsidiary of Parent guarantees debt of Parent under the Credit Facility or any other credit facility entered into with commercial banks in excess of $25 million, then such subsidiary will be obligated to guarantee the New Notes.

New Notes Offered	$487,148,000 of 4.65% Senior Notes due 2025.
Maturity Date	The New Notes will mature on March 15, 2025.
Interest Rate	The New Notes will bear interest at a rate of 4.65% per annum.
Interest Payment Dates	We will pay interest semi-annually in arrears on March 15 and September 15 of each year.
Ranking	The New Notes will be Parent's general unsecured obligations and will be:
• effectively junior in right of payment to any of Parent's future secured debt, to the extent of the value of the collateral therefor;
• equal in right of payment with all of Parent's existing and future unsecured unsubordinated debt;
• senior in right of payment to any of Parent's future senior subordinated or subordinated debt; and
• structurally subordinated to all debt and other liabilities of Parent's subsidiaries that do not guarantee the New Notes.

H&P Drilling Co. will fully and unconditionally guarantee, on a senior unsecured basis, the due and punctual payment of the principal of, premium, if any, interest on, and all other amounts payable under the New Notes when the same becomes due and payable, for so long as H&P Drilling Co. is an obligor or guarantor of any funded indebtedness in excess of $25 million. The guarantee will be H&P Drilling Co.'s general unsecured obligation and will be:

• effectively junior in right of payment to any of H&P Drilling Co.'s future secured debt, to the extent of the value of the collateral therefor;

• equal in right of payment with all of H&P Drilling Co.'s existing and future unsecured unsubordinated debt;
• senior in right of payment to any of H&P Drilling Co.'s future senior subordinated or subordinated debt; and
• structurally subordinated to all debt and other liabilities of H&P Drilling Co.'s subsidiaries that do not guarantee the New Notes.

See "Risk Factors—Risks Relating to the New Notes—Parent is a holding company, and the New Notes will be structurally subordinated to the indebtedness and other liabilities of Parent's subsidiaries from time to time outstanding other than with respect to the H&P Drilling Co. Notes."

Optional Redemption

We may redeem the New Notes at our option, in whole or in part, at any time or from time to time at a redemption price equal to 100% of the principal amount of the New Notes to be redeemed, plus accrued and unpaid interest, if any, on those New Notes to the redemption date, plus the make-whole amount, if any, as described in this prospectus.

Notwithstanding the immediately preceding paragraph, we may redeem the New Notes at our option, in whole or in part, at any time or from time to time on or after December 15, 2024, at a redemption price equal to 100% of the principal amount of the New Notes to be redeemed, plus accrued and unpaid interest, if any, on those New Notes to the redemption date.

For additional information, see "Description of the New Notes—Optional Redemption."
Certain Covenants

The New Notes are subject to certain covenants that, among other things, limit the ability of Parent and its subsidiaries, including H&P Drilling Co., to incur certain liens, engage in sale and lease-back transactions or to consolidate, merge or transfer all or substantially all of the assets of Parent or H&P Drilling Co. Each covenant is subject to a number of important exceptions, limitations and qualifications that are described under "Description of the New Notes—Covenants."

Change of Control Offer

If a change of control triggering event as described herein occurs, each holder of the New Notes may require us to purchase all or a portion of such holder's New Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase. See "Description of the New Notes—Change of Control Offer" and "Risk Factors—Risks Relating to the New Notes—We may not have sufficient funds to purchase the New Notes upon a Change of Control Triggering Event as required by the indenture governing the New Notes. The Change of Control Offer covenant provides limited protection."

No Trading Market

The New Notes constitute a new issue of securities, for which there is no existing trading market. In addition, we do not intend to apply to list the New Notes on any securities exchange or for quotation on any automated quotation system. We cannot provide you with any assurance regarding whether a trading market for the New Notes will develop, the ability of holders of the New Notes to sell their notes or the prices at which holders may be able to sell their notes. If no active trading market develops, you may be unable to resell the New Notes at their fair market value or at all.

Form and Denomination	The New Notes will be issued in fully registered form in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.
DTC Eligibility

The New Notes will be represented by global certificates deposited with, or on behalf of, DTC or its nominee. See "Description of the New Notes—Book-Entry; Delivery and Form" and "Description of the New Notes—Book-Entry System."

Governing Law	The indenture governing the New Notes, including the H&P Drilling Co. guarantee, and the New Notes will be governed by, and construed in accordance with, the laws of the State of New York.
Risk Factors

Investing in the New Notes involves substantial risks and uncertainties. See "Risk Factors" and other information included or incorporated by reference in this prospectus for a discussion of factors you should carefully consider before deciding to participate in the exchange offer.

RISK FACTORS

        You should carefully consider all the information set forth in this prospectus and incorporated by reference herein before deciding to participate in the exchange offer. Your investment in the New Notes involves certain risks. In consultation with your own financial, tax and legal advisors, you should carefully consider, among other matters, the following discussion of risks before deciding whether an investment in the New Notes is suitable for you. In addition, you should carefully consider the other risks, uncertainties and assumptions that are set forth under the caption "Risk Factors" in Parent's Annual Report on Form 10-K for the fiscal year ended September 30, 2018 before investing in the New Notes. The risks described below or incorporated by reference herein are not the only risks facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. The occurrence of any one or more of the following could materially adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.

Risks Relating to the New Notes

The New Notes will be equal in right of payment to our other unsecured senior indebtedness.

        Parent's payment obligations under the New Notes and H&P Drilling Co.'s payment obligations under its guarantee will be unsecured and equal in right of payment to the current and future senior, unsecured indebtedness of Parent and H&P Drilling Co., respectively, including indebtedness for borrowed money, indebtedness evidenced by bonds, debentures, notes or similar instruments, obligations arising from or with respect to guarantees and direct credit substitutes, obligations associated with hedges and derivative products, capitalized lease obligations and other senior unsecured indebtedness. Subject to certain restrictions on secured debt, the indenture governing the New Notes does not limit the ability of Parent and H&P Drilling Co. to incur additional indebtedness and other obligations, including indebtedness and other obligations that rank equal in right of payment with the New Notes.

There may not be any trading market for the New Notes; many factors affect the trading and market value of the New Notes.

        The New Notes are a new issue of securities and there is no established trading market for the New Notes. We do not intend to apply for listing or quotation of the New Notes on any securities exchange or on any automated quotation system. We cannot assure you a trading market for your New Notes will ever develop or be maintained if developed. Furthermore, we cannot assure you as to the liquidity of any trading market that may develop for any of the New Notes, whether you will be able to sell the New Notes, or the prices at which you may be able to sell the New Notes. In addition to our creditworthiness, many factors will affect the trading market for, and trading value of, your New Notes. These factors include the risk factors described and referred to elsewhere in this "Risk Factors" section and the following:

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  the interest rate on the New Notes;

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  the time remaining to the maturity of the New Notes;

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  the outstanding amount of the New Notes;

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  the redemption features of the New Notes;

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  the level, direction and volatility of market interest rates generally;

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  market perceptions of the level, direction and volatility of interest rates generally;

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  the trading value of comparable securities; and

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  our financial condition and results of operations.

        There may be a limited number of buyers when you decide to sell your New Notes. This may affect the price you receive for your New Notes or your ability to sell your New Notes at all. You should not purchase New Notes unless you understand and know you can bear all of the investment risks involving your New Notes.

Parent is a holding company, and the New Notes will be structurally subordinated to the indebtedness and other liabilities of Parent's subsidiaries from time to time outstanding other than with respect to the H&P Drilling Co. Notes.

        The New Notes are Parent's obligations exclusively and not of any of its subsidiaries. Other than with respect to H&P Drilling Co.'s guarantee of the New Notes, Parent's subsidiaries are separate legal entities that have no obligation to pay any amounts due under the New Notes or to make any funds available therefor, whether by dividends, loans or other payments. The New Notes will be structurally subordinated to the indebtedness and other liabilities of Parent's subsidiaries from time to time outstanding (other than H&P Drilling Co., as a result of H&P Drilling Co. being a subsidiary guarantor of the New Notes, subject to certain release provisions described under the caption "Description of the New Notes—Guarantees"). Parent's operations are conducted almost entirely through subsidiaries. Accordingly, Parent's cash flow is dependent upon the earnings of those subsidiaries and the distribution of those earnings to Parent, whether by dividends, loans or otherwise. The payment of dividends and the making of loans and advances by Parent's subsidiaries may be subject to statutory or contractual restrictions, are contingent upon the earnings of the subsidiaries and are subject to various business considerations. Parent's right to receive assets of any subsidiaries upon their liquidation or reorganization (and your consequent right to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors (including trade creditors), except to the extent that Parent is recognized as a creditor of that subsidiary, in which case Parent's claims would still be effectively subordinated to any security interests in the assets of the subsidiary and would still be contractually subordinated to any indebtedness of the subsidiary senior to that held by Parent.

Redemption prior to maturity may adversely affect your return on the New Notes.

        Parent may choose to redeem your New Notes at times when prevailing interest rates are relatively low. As a result, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the New Notes being redeemed.

Changes in our credit rating may adversely affect your investment in the New Notes.

        The credit ratings assigned to the New Notes reflect the rating agencies' assessments of our ability to make payments on the New Notes when due. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could increase our corporate borrowing costs and affect the market value of your New Notes. Also, our credit ratings may not reflect the potential impact of risks related to structure, market or other factors related to the value of the New Notes.

An increase in market interest rates could result in a decrease in the market value of the New Notes.

        In general, as market interest rates rise, debt securities bearing interest at fixed rates of interest decline in value. Consequently, if market interest rates increase, the market value of the New Notes may decline. We cannot predict the future level of market interest rates.

We may not have sufficient funds to purchase the New Notes upon a Change of Control Triggering Event as required by the indenture governing the New Notes. The Change of Control Offer covenant provides limited protection.

        Holders of the New Notes may require us to purchase their New Notes upon a "Change of Control Triggering Event" as defined under "Description of the New Notes—Change of Control Offer." A Change of Control Triggering Event (as defined in such section of this prospectus) may also result in holders of certain of our future indebtedness having the right to require us to repay indebtedness issued under other agreements. We cannot assure you that we would have sufficient financial resources, or would be able to arrange financing, to pay the purchase price of the New Notes and repay indebtedness that may be tendered by the holders thereof in such a circumstance.

        Furthermore, the terms of our then existing indebtedness or other agreements may contain covenants, events of default or other provisions that could be violated if a Change of Control Triggering Event were to occur or if we were required to purchase the New Notes and other notes and repay indebtedness containing a similar repurchase or repayment requirement.

        The Change of Control Offer covenant is a result of negotiations between us and the dealer managers and is limited to the transactions specified in "Description of the New Notes—Change of Control Offer." We have no current intention to engage in a transaction involving a Change of Control Triggering Event, although it is possible that we could decide to do so in the future. We could, in the future, enter into certain transactions, including acquisitions, dispositions, refinancings or other recapitalizations, that would not constitute a Change of Control Triggering Event under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings.

Risks Relating to the Exchange Offer

Holders who fail to exchange their Old Notes will continue to be subject to restrictions on transfer and may have reduced liquidity after the exchange offer.

        If you do not exchange your Old Notes in the exchange offer, you will continue to be subject to the restrictions on transfer applicable to your Old Notes. The restrictions on transfer of your Old Notes arise because we issued the Old Notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the Old Notes if they are registered under the Securities Act and applicable state securities laws, or are offered and sold under an exemption from these requirements. We do not plan to register the Old Notes under the Securities Act.

        Furthermore, we have not conditioned the exchange offer on receipt of any minimum or maximum principal amount of Old Notes. As Old Notes are tendered and accepted in the exchange offer, the principal amount of remaining outstanding Old Notes will decrease. This decrease could reduce the liquidity of any trading market for the Old Notes. We cannot assure you of the liquidity, or even the continuation, of any trading market for the outstanding Old Notes following the exchange offer.

        For further information regarding the consequences of not tendering your Old Notes in the exchange offer, see the discussions below under the captions "The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes" and "U.S. Federal Income Tax Considerations."

You must comply with the exchange offer procedures to receive New Notes.

        Delivery of New Notes in exchange for Old Notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of the following:

  •
  certificates for Old Notes or a book-entry confirmation of a book-entry transfer of Old Notes into the exchange agent's account at DTC, New York, New York, as a depository, including an agent's message, as defined in this prospectus, if the tendering holder does not deliver a letter of transmittal;

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  a complete and signed letter of transmittal, or facsimile copy, with any required signature guarantees, or, in the case of a book-entry transfer, an agent's message in place of the letter of transmittal; and

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  any other documents required by the letter of transmittal.

        Therefore, holders of Old Notes who would like to tender Old Notes in exchange for New Notes should be sure to allow enough time for the necessary documents to be timely received by the exchange agent. We are not required to notify you of defects or irregularities in tenders of Old Notes for exchange. Old Notes that are not tendered or that are tendered but that we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and will no longer have the registration and other rights under the registration rights agreement. See "The Exchange Offer—Procedures for Tendering Old Notes" and "The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes."

Some holders who exchange their Old Notes may be deemed to be underwriters, and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

        If you exchange your Old Notes in the exchange offer for the purpose of participating in a distribution of the New Notes, you may be deemed to have received restricted securities. If you are deemed to have received restricted securities, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

        In addition, a broker-dealer that purchased Old Notes for its own account as part of market-making activities or other trading activities must deliver a prospectus meeting the requirements of the Securities Act when it sells New Notes it receives in the exchange offer. Our obligation to make this prospectus available to broker-dealers is limited. We cannot guarantee that a proper prospectus will be available to broker-dealers wishing to resell their New Notes.

 USE OF PROCEEDS

        We will not receive any cash proceeds from the issuance of the New Notes. In consideration for issuing the New Notes as contemplated by this prospectus, we will receive in exchange Old Notes in like principal amount. We will cancel all Old Notes received in exchange for New Notes in the exchange offer.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer Registration Rights

        In connection with the issuance of the Old Notes on December 20, 2018 pursuant to the private exchange offer, Parent and H&P Drilling Co. entered into a registration rights agreement with the dealer managers. Under the terms of the registration rights agreement, we agreed to, among other things:

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  file the exchange offer registration statement with the SEC with respect to a registered offer to exchange the Old Notes for freely tradeable notes having terms identical in all material respects to such Old Notes;

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  use commercially reasonable efforts to cause the exchange offer registration statement to become effective under the Securities Act no later than September 16, 2019;

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  use commercially reasonably efforts to complete the exchange offer no later than October 16, 2019;

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  file a shelf registration statement for the resale of the Old Notes if we cannot effect an exchange offer within the time periods listed above and in certain other circumstances; and

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  if we fail to meet our registration obligations under the registration rights agreement, pay additional interest at a rate of 0.25% per annum until all such defaults have been cured.

        The terms of the New Notes offered in the exchange offer are substantially identical to the terms of the Old Notes, except that the New Notes will be registered under the Securities Act and certain transfer restrictions, registration rights and additional interest provisions relating to the Old Notes do not apply to the New Notes. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

Terms of the Exchange Offer; Period for Tendering Old Notes

        On the terms and subject to the conditions set forth in this prospectus, we will accept for exchange Old Notes that are validly tendered prior to the expiration date and not validly withdrawn as permitted below. When we refer to the term expiration date, we mean 5:00 p.m., New York City time,                 , 2019. We may, however, extend the period of time that the exchange offer is open or earlier terminate the exchange offer. If we extend the exchange offer, the term expiration date means the latest time and date to which the exchange offer is extended. In any event, the exchange offer will be held open for at least 20 business days.

        As of the date of this prospectus, $487,148,000 aggregate principal amount of Old Notes are outstanding, representing the aggregate principal amount of Old Notes issued under the indenture, as defined below, dated as of December 20, 2018. We are sending this prospectus, together with the letter of transmittal, to all holders of Old Notes known to us on the date of this prospectus.

        We expressly reserve the right to extend the period of time that the exchange offer is open, and consequently delay acceptance for exchange of any Old Notes, by giving written notice of an extension to the holders of the Old Notes as described below. During any extension, all Old Notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offer.

        Old Notes tendered in the exchange offer must be in denominations of principal amount of $2,000 and integral multiples of $1,000 in excess of $2,000.

        We expressly reserve the right to amend or terminate the exchange offer, and not to exchange any Old Notes, upon the occurrence of any of the events specified under "—Conditions to the Exchange Offer." In the event of a material change in the exchange offer, including the waiver of a material condition, we will extend the offer period if necessary so that at least five business days remain in the offer following notice of the material change. We will give written notice of any extension, amendment, nonacceptance or termination of the exchange offer to the holders of the Old Notes as promptly as practicable. In the case of any extension, we will issue a notice by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

Procedures for Tendering Old Notes

        Your tender to us of Old Notes as set forth below and our acceptance of Old Notes will constitute a binding agreement between us and you on the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. Except as set forth below, to tender Old Notes for exchange in the exchange offer, you must transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal or, in the case of a book-entry transfer, an agent's message in place of the letter of transmittal, to Wells Fargo Bank, National Association, as exchange agent, at the address set forth below under "—Exchange Agent" prior to the expiration date. In addition:

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  certificates for Old Notes must be received by the exchange agent prior to the expiration date, along with the letter of transmittal; or

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  a timely confirmation of a book-entry transfer (a "book-entry confirmation") of Old Notes, if this procedure is available, into the exchange agent's account at DTC pursuant to the procedure for book-entry transfer described below under "—Book-Entry Transfers" must be received by the exchange agent prior to the expiration date, with the letter of transmittal or an agent's message in place of the letter of transmittal; or

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  the holder must comply with the guaranteed delivery procedures described below.

        The term "agent's message" means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant stating that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce such letter of transmittal against such participant.

        The method of delivery of Old Notes, letters of transmittal and all other required documents is at your election and risk. If such delivery is by mail, it is recommended that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letter of transmittal or Old Notes should be sent to us.

        Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange are tendered:

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  by a holder of the Old Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

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  for the account of an Eligible Institution (as defined below).

        In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantees must be by a firm which is a member of the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Program (we refer to each such entity as an "Eligible Institution" in this prospectus). If Old Notes are registered in the name of a person other than the signer of the letter of transmittal, the Old

Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as we or the exchange agent determine, duly executed by the registered holders with the signature thereon guaranteed by an Eligible Institution.

        We will use our reasonable judgment to make a final and binding determination on all questions as to the validity, form, eligibility, including time of receipt, and acceptance of Old Notes tendered for exchange. We reserve the absolute right to reject any and all tenders of any particular Old Note not properly tendered or to not accept any particular Old Note which acceptance might, in our or our counsel's reasonable judgment, be unlawful. We also reserve the right to waive any defects or irregularities or conditions of the exchange offer as to any particular Old Note either at or before the expiration date, including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the exchange offer. Our interpretation of the terms and conditions of the exchange offer as to any particular Old Note either before or after the expiration date, including the letter of transmittal and the instructions thereto, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within a reasonable period of time, as we determine. We are not, nor is the exchange agent or any other person, under any duty to notify you of any defect or irregularity with respect to your tender of Old Notes for exchange, and no one will be liable for failing to provide such notification.

        If the letter of transmittal is signed by a person or persons other than the registered holder or holders of Old Notes, such Old Notes must be endorsed or accompanied by powers of attorney signed exactly as the name(s) of the registered holder(s) that appear on the Old Notes.

        If the letter of transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

        By tendering Old Notes, you represent to us that, among other things:

  •
  the holder is neither our "affiliate," as defined in Rule 405 under the Securities Act, nor a broker-dealer tendering notes acquired directly from us for its own account;

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  any New Notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder; and

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  at the time of commencement of the exchange offer, neither the holder nor such other person has any arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the Old Notes or the New Notes in violation of the Securities Act.

        In the case of a holder that is not a broker-dealer, that holder, by tendering, will also represent to us that such holder is not engaged in and does not intend to engage in a distribution, as defined in the Securities Act, of the New Notes.

        If you are our "affiliate," as defined under Rule 405 under the Securities Act, and engage in or intend to engage in or have an arrangement or understanding with any person to participate in a distribution of such New Notes to be acquired pursuant to the exchange offer, you or any such other person:

  •
  cannot rely on the applicable interpretations of the staff of the SEC;

  •
  will not be entitled to tender your Old Notes in the exchange offer; and

  •
  must comply with the registration requirements of the Securities Act in connection with any resale transaction.

        Each broker-dealer that receives New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, resale or other transfer of the New Notes issued in the exchange offer, including information with respect to any selling holder required by the Securities Act in connection with any resale of the New Notes.

        Furthermore, any broker-dealer that acquired any of its Old Notes directly from us:

  •
  may not rely on the applicable interpretation of the staff of the SEC's position contained in the Exxon Capital Letters; and

  •
  must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction. See "Plan of Distribution" and "—Purpose and Effect of Exchange Offer Registration Rights."

        Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, resale or other transfer of such New Notes, including information with respect to any selling holder required by the Securities Act in connection with the resale of the New Notes. We have agreed that for a period of 180 days after the effective date of the registration statement of which this prospectus forms a part (or for such shorter period during which broker-dealers are required by law to deliver such prospectus), we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

Acceptance of Old Notes for Exchange; Delivery of New Notes

        Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all Old Notes validly tendered and not validly withdrawn prior to the expiration date, unless we terminate the exchange offer. We will issue the New Notes promptly after the expiration date. See "—Conditions to the Exchange Offer." For purposes of the exchange offer, we will be deemed to have accepted validly tendered Old Notes for exchange if and when we give oral (confirmed in writing) or written notice to the exchange agent.

        The holder of each Old Note accepted for exchange will receive a New Note in a principal amount equal to that of the surrendered Old Notes. The New Notes will bear interest from the most recent date to which interest has been paid on the Old Notes. Accordingly, registered holders of New Notes on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the most recent date to which interest has been paid on the Old Notes or, if no interest has been so paid, from December 20, 2018. Old Notes accepted for exchange will cease to accrue interest from and after the date of completion of the exchange offer. Holders of Old Notes whose Old Notes are accepted for exchange will not receive any payment for accrued interest on the Old Notes otherwise payable on any interest payment date, the record date for which occurs on or after completion of the exchange offer and will be deemed to have waived their rights to receive the accrued interest on the Old Notes.

        In all cases, issuance of New Notes for Old Notes that are accepted for exchange will only be made after timely receipt by the exchange agent of:

  •
  certificates for such Old Notes or a timely book-entry confirmation of such Old Notes into the exchange agent's account at DTC;

  •
  a properly completed and duly executed letter of transmittal or an agent's message in lieu thereof; and

  •
  all other required documents.

        If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or nonexchanged Old Notes will be returned without expense to the tendering holder or, in the case of Old Notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry procedures described below, the nonexchanged Old Notes will be credited to an account maintained with DTC, promptly after the expiration or termination of the exchange offer.

Book-Entry Transfers

        For purposes of the exchange offer, the exchange agent will request that an account be established with respect to the Old Notes at DTC within two business days after the date of this prospectus, unless the exchange agent already has established an account with DTC suitable for the exchange offer. Any financial institution that is a participant in DTC may make book-entry delivery of Old Notes by causing DTC to transfer such Old Notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Although delivery of Old Notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile thereof or an agent's message in lieu thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth under "—Exchange Agent" prior to the expiration date or the guaranteed delivery procedures described below must be complied with.

        The exchange agent and the book-entry transfer facility have confirmed that any financial institution that is a participant in the book-entry transfer facility may utilize the book-entry transfer facility Automated Tender Offer Program ("ATOP") procedures to tender Old Notes. Any participant in the book-entry transfer facility may make book-entry delivery of Old Notes by causing the book-entry transfer facility to transfer such Old Notes into the exchange agent's account in accordance with the book-entry transfer facility's ATOP procedures for transfer. However, the exchange for the Old Notes so tendered will only be made after a book-entry confirmation of the book-entry transfer of Old Notes into the exchange agent's account, and timely receipt by the exchange agent of an agent's message and any other documents required by the letter of transmittal.

Guaranteed Delivery Procedures

        If you desire to tender your Old Notes and your Old Notes are not immediately available, or time will not permit your Old Notes or other required documents to reach the exchange agent before the expiration date, a tender may be effected if:

  •
  prior to the expiration date, the exchange agent receives from an Eligible Institution a notice of guaranteed delivery, substantially in the form we provide, by telegram, telex, facsimile transmission, mail or hand delivery, setting forth your name and address, the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange ("NYSE") trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered Old Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed appropriate letter of transmittal or facsimile thereof or agent's message in lieu thereof, with any required signature guarantees and any other documents required by the letter of transmittal will be deposited by such Eligible Institution with the exchange agent; and

  •
  the certificates for all physically tendered Old Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed appropriate letter of transmittal or facsimile thereof or agent's message in lieu thereof, with any required signature guarantees and all other documents required by the letter of transmittal, are received by the exchange agent within three NYSE trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal Rights

        You may withdraw your tender of Old Notes at any time prior to the expiration date. To be effective, a written notice of withdrawal must be received by the exchange agent at the address set forth under "—Exchange Agent." This notice must specify:

  •
  the name of the person having tendered the Old Notes to be withdrawn;

  •
  the Old Notes to be withdrawn, including the principal amount of such Old Notes; and

  •
  where certificates for Old Notes have been transmitted, the name in which such Old Notes are registered, if different from that of the withdrawing holder.

        If certificates for Old Notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of the certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution, unless such holder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Old Notes and otherwise comply with the procedures of DTC.

        We will use our reasonable judgment to make a final and binding determination on all questions as to the validity, form and eligibility, including time of receipt, of such notices. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any Old Notes tendered for exchange but not exchanged for any reason will be returned to the holder without cost to the holder, or, in the case of Old Notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described above, the Old Notes will be credited to an account maintained with DTC for the Old Notes promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn Old Notes may be re-tendered by following one of the procedures described under "—Procedures for Tendering Old Notes" above at any time prior to the expiration date.

Conditions to the Exchange Offer

        Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the exchange offer, if any of the following events occur prior to the expiration of the exchange offer:

  •
  the exchange offer violates any applicable law or applicable interpretation of the staff of the SEC;

  •
  an action or proceeding shall have been instituted or threatened in any court or by any governmental agency that might materially impair our ability to proceed with the exchange offer;

  •
  we shall not have received all governmental approvals that we deem necessary to consummate the exchange offer; or

  •
  there has been proposed, adopted, or enacted any law, statute, rule or regulation that, in our reasonable judgment, would materially impair our ability to consummate the exchange offer.

        The conditions stated above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any condition or may be waived by us in whole or in part at any time in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which may be asserted at any time.

        In addition, we will not accept for exchange any Old Notes tendered, and we will not issue New Notes in exchange for any such Old Notes, if at such time any stop order by the SEC is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part, or the indenture is no longer qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

Exchange Agent

        Wells Fargo Bank, National Association has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

Wells Fargo Bank, National Association, Exchange Agent

Registered & Certified Mail: Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9300-070 600 South Fourth Street Minneapolis, MN 55402	Regular Mail or Courier: Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9300-070 600 South Fourth Street Minneapolis, MN 55402	In Person by Hand Only: Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9300-070 600 South Fourth Street Minneapolis, MN 55402

or by facsimile at (877) 407-4679
to confirm by telephone or for information at (800) 344-5128

        DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

Fees and Expenses

        The principal solicitation is being made by electronic mail by Wells Fargo Bank, National Association, as exchange agent. We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and pay other registration expenses, including fees and expenses of the trustee under the indenture governing the Notes, filing fees, blue sky fees and printing and distribution expenses. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

        Additional solicitation may be made by telephone, facsimile or in person by our and our affiliates' officers and regular employees and by persons so engaged by the exchange agent.

Accounting Treatment

        We will record the New Notes at the same carrying value as the Old Notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer will be expensed as incurred.

Transfer Taxes

        You will not be obligated to pay any transfer taxes in connection with the tender of Old Notes in the exchange offer unless you instruct us to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any potentially applicable transfer tax.

Consequences of Exchanging or Failing to Exchange Old Notes

        The information below concerning specific interpretations of and positions taken by the staff of the SEC is not intended to constitute legal advice, and holders should consult their own legal advisors with respect to those matters.

        If you do not exchange your Old Notes for New Notes in the exchange offer, your Old Notes will continue to be subject to the provisions of the indenture governing the Notes regarding transfer and exchange of the Old Notes and the restrictions on transfer applicable to your Old Notes. These transfer restrictions are required because the Old Notes were issued under an exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the Old Notes under the Securities Act. Holders of Old Notes that do not exchange Old Notes for New Notes in the exchange offer will no longer have any registration rights with respect to their Old Notes (except in the case of the dealer managers and participating broker-dealers as provided in the registration rights agreement).

        Under existing interpretations of the Securities Act by the SEC's staff contained in several no-action letters to third parties, and subject to the immediately following sentence, we believe that the New Notes would generally be freely transferable by holders after the exchange offer without further registration under the Securities Act, subject to certain representations required to be made by each holder of New Notes, as set forth below. However, any purchaser of New Notes who is one of our "affiliates" as defined in Rule 405 under the Securities Act or who intends to participate in the exchange offer for the purpose of distributing the New Notes:

  •
  will not be able to rely on the interpretation of the SEC's staff;

  •
  will not be able to tender its Old Notes in the exchange offer; and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the New Notes unless such sale or transfer is made pursuant to an exemption from such requirements. See "Plan of Distribution."

        We do not intend to seek our own interpretation regarding the exchange offer, and there can be no assurance that the SEC's staff would make a similar determination with respect to the New Notes as it has in other interpretations to other parties, although we have no reason to believe otherwise.

        Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, resale or other transfer of such New

Notes, including information with respect to any selling holder required by the Securities Act in connection with the resale of the New Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes which were received by the broker-dealer as a result of market-making or other trading activities.

DESCRIPTION OF THE NEW NOTES

        Parent will issue up to $487,148,000 in aggregate principal amount of New Notes under a base indenture, together with a supplement thereto establishing the terms of the New Notes (together, the "indenture"), each dated December 20, 2018, among Parent, H&P Drilling Co. and Wells Fargo Bank, National Association, as trustee. This is the same indenture under which the Old Notes were issued. The New Notes are substantially identical to the Old Notes except that the transfer restrictions, registration rights and additional interest provisions relating to the Old Notes described in the registration rights agreement do not apply to the New Notes. The New Notes issued in this exchange offer and any Old Notes that remain outstanding after this exchange offer will constitute a single series of debt securities under the indenture.

        The terms of the New Notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act. Parent may issue additional New Notes (the "additional notes") from time to time without notice or the consent of holders of the New Notes, provided that if the additional notes are not fungible with the New Notes offered hereby for U.S. federal income tax purposes, then they must be issued with a different CUSIP number. The New Notes issued in the exchange offer, the Old Notes and any additional notes subsequently issued under the indenture will be treated as a single series of securities for all purposes under the indenture, including, without limitation, waivers, amendments and redemptions. Except as otherwise specified herein, all references to the "New Notes" include any additional notes. Parent may also issue other series of debt securities from time to time under the base indenture. References in this description to "Parent" refer only to Helmerich & Payne, Inc., and not to any of its Subsidiaries, and references to "H&P Drilling Co." refer only to Helmerich & Payne International Drilling Co., and not to any of its Subsidiaries.

        This Description of the New Notes is intended to be a useful overview of the material provisions of the New Notes and the indenture. Since this description is only a summary, you should refer to the indenture for a complete description of Parent's obligations, the obligations of H&P Drilling Co. and your rights.

        The New Notes will mature on March 15, 2025 and will be:

  •
  unsecured;

  •
  effectively junior in right of payment to any of Parent's future secured debt, to the extent of the value of the collateral therefor;

  •
  equal in right of payment with all of Parent's existing and future unsecured unsubordinated debt;

  •
  senior in right of payment to any of Parent's future senior subordinated or subordinated debt; and

  •
  structurally subordinated to all debt and other liabilities of Parent's Subsidiaries that do not guarantee the New Notes.

        Parent's obligations under the New Notes will be fully and unconditionally guaranteed by H&P Drilling Co., but as of the closing of this exchange offer, Parent's other Subsidiaries will not guarantee the New Notes. The indenture does not contain restrictions on the amount of additional indebtedness that Parent or its Subsidiaries (including H&P Drilling Co.) may issue or guarantee in the future.

Interest

        Interest on the New Notes will accrue at the rate of 4.65% per annum from the most recent date on which interest has been paid, or if no interest has been paid, from the date of issuance. Interest on the New Notes will be payable semi-annually in arrears on March 15 and September 15 of each year to the persons in whose names the New Notes are registered at the close of business on the preceding March 1 and September 1, respectively. Interest on the New Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        If any scheduled payment date with respect to the New Notes is not a business day, then the related payment will be paid on the next succeeding business day with the same force and effect as if made on such scheduled payment date and no further interest will accrue as a result of such delay.

Payments on the New Notes; Paying Agent and Registrar

        Parent will pay principal of and interest on any New Notes issued in certificated form at the office or agency Parent designates, except that Parent may pay interest on any New Notes in certificated form either at the corporate trust office of the trustee or, at Parent's option, by check mailed to holders of the New Notes at their registered addresses as they appear in the registrar's books. In addition, if a holder of any New Notes in certificated form has given wire transfer instructions in accordance with the indenture, Parent will make all payments on those New Notes by wire transfer.

        Parent has initially designated the trustee, at its corporate trust office, to act as its paying agent and registrar. Parent may, however, change the paying agent or registrar without prior notice to the holders of the New Notes, and Parent or any of its Subsidiaries may act as paying agent or registrar.

        Parent will pay principal of and interest on any New Note in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note.

Transfer and Exchange

        A holder of New Notes may transfer or exchange New Notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by Parent, the trustee or the registrar for any registration of transfer or exchange of New Notes, but Parent may require a holder to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Parent is not required to transfer or exchange any New Note selected for redemption. Also, Parent is not required to transfer or exchange any New Note (1) for a period of 15 days before a mailing of notice of redemption or (2) if Parent has called the New Note for redemption in whole or in part, except the unredeemed portion of any New Note being redeemed in part.

        The registered holder of a New Note will be treated as the owner of it for all purposes.

Guarantees

        H&P Drilling Co. will fully and unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest on the New Notes and any other obligations of Parent under the New Notes when and as they become due and payable, whether at maturity, upon redemption, by acceleration or otherwise, if Parent is unable to satisfy these obligations. H&P Drilling Co.'s guarantee of Parent's obligations under the New Notes will be its senior unsecured obligation and will have the same ranking with respect to H&P Drilling Co.'s indebtedness as the New Notes will have with respect to Parent's indebtedness.

        H&P Drilling Co.'s guarantee will be:

  •
  unsecured;

  •
  effectively junior in right of payment to any of H&P Drilling Co.'s future secured debt, to the extent of the value of the collateral therefor;

  •
  equal in right of payment with all of H&P Drilling Co.'s existing and future unsecured unsubordinated debt;

  •
  senior in right of payment to any of H&P Drilling Co.'s future senior subordinated or subordinated debt; and

  •
  structurally subordinated to all debt and other liabilities of H&P Drilling Co.'s Subsidiaries that do not guarantee the New Notes.

        The guarantee will provide that, in the event of a default in payment by Parent on the New Notes, the trustee, on behalf of the holders of the New Notes, may institute legal proceedings directly against H&P Drilling Co. to enforce its guarantee without first proceeding against Parent.

        The indenture further provides that, if any Subsidiary of Parent, other than H&P Drilling Co., guarantees Debt (as defined below) of Parent under the Credit Agreement or any other credit facility entered into with commercial banks in excess of $25 million, then that Subsidiary will within 20 business days of such guarantee enter into a supplemental indenture under which it will provide a guarantee of Parent's obligations under the indenture and the New Notes. Any such guarantee will be a joint and several obligation of the Subsidiary and the other guarantors and will be subject to limitations intended to prevent the obligations from being treated as a fraudulent conveyance.

        A guarantee by a Subsidiary of Parent will be released automatically and unconditionally if (i) with respect to any guarantee provided by any Subsidiary of Parent other than H&P Drilling Co., concurrently with or prior to such release, the Subsidiary ceases to provide a guarantee of Debt of Parent in excess of $25 million under an applicable credit facility, provided no Event of Default has occurred and is continuing; (ii) with respect to the guarantee provided by H&P Drilling Co., concurrently with or prior to such release, H&P Drilling Co. ceases to be an obligor or guarantor in respect of any Funded Debt in excess of $25 million provided no Event of Default has occurred and is continuing; (iii) Parent's (or a Subsidiary's) Capital Stock in such Subsidiary is sold or otherwise disposed (by merger or otherwise) to any person that is not Parent or a Subsidiary such that, after giving effect to any such sale or disposition, such person is no longer a Subsidiary; or (iv) Parent exercises its legal defeasance option or Parent's obligations are discharged as described under "—Discharge, Legal Defeasance and Covenant Defeasance."

Optional Redemption

Make-Whole Redemption

        Prior to December 15, 2024, the New Notes will be subject to redemption by Parent, in whole at any time or in part from time to time, at a redemption price equal to the greater of:

  •
  100% of the principal amount of the New Notes to be redeemed; or

  •
  the sum of the present values, as calculated by the Independent Investment Banker, of the remaining scheduled payments of principal and interest thereon (exclusive of the interest accrued to the date of redemption) computed by discounting such payments to the redemption date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at a rate equal to the sum of the Adjusted Treasury Rate for such New Notes plus 40 basis points, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Par Redemption

        On or after December 15, 2024, the New Notes may be redeemed in whole at any time or in part from time to time, at Parent's option, at a redemption price equal to 100% of the principal amount of the New Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

General

        Parent will deliver notice of redemption at least 30 days but not more than 60 days before the applicable redemption date to each holder of the New Notes to be redeemed, except that notice may be given more than 60 days before the applicable redemption date in connection with a redemption in connection with a defeasance or satisfaction and discharge as described under "—Discharge, Legal Defeasance and Covenant Defeasance." If Parent elects to redeem the New Notes in part, the trustee will select the New Notes to be redeemed in compliance with the requirements of the principal securities exchange, if any, on which the New Notes are listed, as certified to the trustee by Parent, or if the New Notes are not so listed or such exchange prescribes no method of selection, pro rata (or, in the case of New Notes evidenced by global notes, in accordance with DTC's applicable procedures).

        Upon the payment of the redemption price plus accrued and unpaid interest, if any, to, but excluding, the date of redemption, interest will cease to accrue on and after the applicable redemption date on the New Notes or portions thereof called for redemption.

        Any redemption of New Notes may, at Parent's discretion, be subject to one or more conditions precedent, including the consummation of a financing transaction or equity issuance the proceeds of which are to be used to fund such redemption.

Change of Control Offer

        Upon the occurrence of a Change of Control Triggering Event (as defined below), each holder of New Notes will have the right to require Parent to purchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of the holder's New Notes at a purchase price in cash equal to 101% (the "Change of Control Price") of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), except to the extent that Parent has exercised its right to redeem the New Notes as described under "—Optional Redemption" or as otherwise set forth in this section.

        "Change of Control" means the occurrence of any one of the following:

  (a)
  the sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Parent and the Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than to Parent or one or more of the Subsidiaries or a combination thereof or a person controlled by Parent or one or more of the Subsidiaries or a combination thereof; or

  (b)
  the consummation of any transaction (including without limitation, any merger, amalgamation or consolidation) the result of which is that any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) (other than any Subsidiary) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of Parent, measured by voting power rather than number of shares (excluding a redomestication of Parent).

        Notwithstanding the foregoing, a transaction will not be deemed to involve a "Change of Control" under clause (b) above if, as a result of such transaction, (i) Parent becomes a direct or indirect wholly owned Subsidiary of a holding company and (ii) the direct or indirect holders of the Voting Stock of such holding company immediately following such transaction are substantially the same as the holders of the Voting Stock of Parent immediately prior to such transaction.

        "Change of Control Triggering Event" means the ratings of the New Notes are lowered by at least two of the three Rating Agencies and, as a result, the New Notes cease to be rated Investment Grade by at least two of the three Rating Agencies in any case on any date during the period (the "Trigger Period") commencing on the date of the first public announcement by Parent of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which 60-day period will be extended for so long as the rating of the New Notes is under publicly announced consideration for a possible downgrade as a result of the Change of Control by any of the Rating Agencies). Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

        Within 60 days following the date upon which the Change of Control Triggering Event has occurred, or at Parent's option, prior to any Change of Control but after the public announcement of the transaction that constitutes or may constitute the Change of Control, except to the extent that Parent has exercised its right to redeem the New Notes as described under "—Optional Redemption" or as otherwise set forth in this section, Parent will send a notice (a "Change of Control Offer") to each holder of New Notes with a copy to the trustee, which notice will govern the terms of the Change of Control Offer, stating:

  (1)
  that a Change of Control Triggering Event with respect to New Notes has occurred and that such holder has the right to require Parent to purchase such holder's New Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date);

  (2)
  the circumstances regarding such Change of Control Triggering Event;

  (3)
  the purchase date (which shall be (i) no earlier than 30 days nor later than 60 days from the date such notice is sent, if sent after consummation of the Change of Control and (ii) on the date of the Change of Control, if sent prior to consummation of the Change of Control, in each case, other than as may be required by law) (such date, the "Change of Control Payment Date"); and

  (4)
  the instructions that a holder must follow in order to have its New Notes purchased.

        Holders of New Notes electing to have New Notes purchased pursuant to a Change of Control Offer will be required to surrender their New Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the New Note completed, to the paying agent at the address specified in the notice, or transfer their New Notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent and DTC, prior to the close of business on the third business day prior to the Change of Control Payment Date.

        Parent may make a Change of Control Offer in advance of a Change of Control and the Change of Control Payment Date, and Parent's Change of Control Offer may be conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

        If holders of not less than 90% in aggregate principal amount of the outstanding New Notes validly tender and do not withdraw the New Notes in a Change of Control Offer or Alternate Offer (as hereinafter defined) and Parent, or any third party making a Change of Control Offer in lieu of Parent, as described below, purchases all of the New Notes validly tendered and not withdrawn by such holders pursuant to such Change of Control Offer or Alternate Offer, as applicable, Parent will have the right, upon not less than 30 nor more than 60 days' prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer or Alternate Offer described above, as the case may be, to redeem all New Notes that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date).

        Parent will not be required to make a Change of Control Offer if (1) a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by Parent and such third party purchases all New Notes properly tendered and not withdrawn under its offer or (2) in connection with or in contemplation of any Change of Control, Parent has made an offer to purchase (an "Alternate Offer") any and all New Notes validly tendered at a cash price equal to or higher than the Change of Control Price and purchases all New Notes properly tendered in accordance with the terms of such Alternate Offer.

        Parent will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of New Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the terms described in the offering memorandum and consent solicitation statement of Helmerich & Payne, Inc., dated November 19, 2018, with respect to the Old Notes, Parent shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations by virtue thereof.

        The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of Parent and the Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law.

        Accordingly, the ability of a holder of New Notes to require Parent to repurchase its New Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Parent and the Subsidiaries taken as a whole to another person may be uncertain.

        The holders of a majority in principal amount of the outstanding New Notes may, on behalf of the holders of all New Notes, waive the right of the holders to require Parent to purchase all or any part of each holder's New Notes as a consequence of a Change of Control Triggering Event.

Associated Definitions

        "Fitch" means Fitch Ratings Inc., or any successor thereof which is a "nationally recognized statistical rating organization" within the meaning of Section 3(a)(62) of the Exchange Act.

        "Investment Grade" means a rating of Baa3 or better by Moody's (or its equivalent under any successor rating category of Moody's); a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch); and the equivalent investment grade rating from any replacement Rating Agency or Agencies appointed by Parent or H&P Drilling Co.

        "Moody's" means Moody's Investors Service, Inc., a subsidiary of Moody's Corporation, or any successor thereof which is a "nationally recognized statistical rating organization" within the meaning of Section 3(a)(62) of the Exchange Act.

        "Rating Agency" means each of Moody's, S&P and Fitch; provided, that if any of Moody's, S&P and Fitch ceases to rate the New Notes or fails to make a rating of the New Notes publicly available, Parent or H&P Drilling Co. will appoint a replacement for such Rating Agency that is a "nationally recognized statistical rating organization" within the meaning of Section 3(a)(62) of the Exchange Act.

        "S&P" means S&P Global Ratings, a division of S&P Global, Inc., or any successor thereof which is a "nationally recognized statistical rating organization" within the meaning of Section 3(a)(62) of the Exchange Act.

        "Subsidiaries" is defined below under "—Covenants—Definitions."

        "Voting Stock" of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Covenants

        Various capitalized terms used within this "Covenants" subsection are defined at the end of this subsection.

Limitations on Liens

        So long as any New Notes are outstanding, Parent will not, nor will it permit any Subsidiary to, issue, assume or guarantee any debt for money borrowed ("Debt") if such Debt is secured by a mortgage, pledge, security interest or lien (a "mortgage" or "mortgages") upon any properties of Parent or any Subsidiary or upon any securities or Debt of any Subsidiary (whether such properties, securities or Debt is now owned or hereafter acquired) without in any such case effectively providing that the New Notes shall be secured equally and ratably with (or prior to) such Debt, except that the foregoing restrictions shall not apply to:

  (a)
  mortgages on any property acquired (and related contracts, intangibles and other assets incidental thereto or arising therefrom (including improvements and accessions thereto and replacements or proceeds thereof)), constructed, developed, operated, altered, repaired or improved by Parent or any Subsidiary (or mortgages on the securities of a special purpose Subsidiary which holds no material assets other than the property being acquired, constructed, developed, operated, altered, repaired or improved) after the date of the indenture which are created within 360 days after such acquisition (or in the case of property constructed, developed, operated, altered, repaired or improved, after the completion and commencement of commercial operation of such property, whichever is later), to secure or provide for the payment of the purchase price or cost thereof (including to secure indebtedness to finance all or any part of such purchase price or cost); provided that in the case of such construction, development, operation, alteration, repair or improvement, the mortgages shall not apply to any property owned by Parent or any Subsidiary before such construction, development, operation, alteration, repair or improvement other than (1) unimproved real property on which the property so constructed, or the development, operation, alteration, repair or improvement, is located or (2) personal property which is so improved (and related contracts, intangibles and other assets incidental thereto or arising therefrom (including improvements and accessions thereto and replacements or proceeds thereof));

  (b)
  (1) mortgages existing on the date of issuance of the New Notes, (2) existing mortgages on property acquired (including mortgages on any property acquired from a person which is consolidated with or merged with or into Parent or a Subsidiary) or (3) mortgages outstanding at the time any corporation, partnership or other entity becomes a Subsidiary or is consolidated with or merged with or into Parent or a Subsidiary; provided that in the case of (3) such mortgages shall only apply to property owned by such corporation, partnership or other entity at the time it becomes a Subsidiary or that is acquired thereafter;

  (c)
  mortgages in favor of Parent or any Subsidiary;

  (d)
  mortgages in favor of domestic or foreign governmental bodies to secure advances or other payments pursuant to any contract or statute or to secure indebtedness incurred to finance the purchase price or cost of constructing, developing, operating, altering, repairing or improving the property subject to such mortgages (and related contracts, intangibles and other assets incidental thereto or arising therefrom (including improvements and accessions thereto and replacements or proceeds thereof)), including mortgages to secure Debt of the pollution control or industrial revenue bond type;

  (e)
  mortgages consisting of pledges or deposits by Parent or any Subsidiary under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which Parent or any Subsidiary is a party, or deposits to secure public or statutory obligations or regulatory obligations of Parent or any Subsidiary or deposits or cash or United States government bonds to secure surety or appeal bonds to which it is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case incurred in the ordinary course of business;

  (f)
  mortgages imposed by law, including materialmen's, carriers', warehousemen's, repairman's, builders', workmen's, landlords' and mechanics' liens, in each case for sums not overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by generally accepted accounting principles shall have been made in respect thereof;

  (g)
  mortgages for taxes, assessments or other governmental charges that are not yet delinquent or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to generally accepted accounting principles have been made in respect thereof;

  (h)
  mortgages in favor of issuers of surety or performance and return of money bonds or letters of credit or bankers' acceptances issued pursuant to the request of and for the account of Parent or any Subsidiary in the ordinary course of its business;

  (i)
  mortgages consisting of encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines, roads, pipe lines, water mains and other similar purposes, or mortgages consisting of zoning or other restrictions as to the use of real properties or mortgages incidental to the conduct of the business of Parent or a Subsidiary or to the ownership of its properties which do not materially adversely affect the value of said properties or materially impair their use in the operation of the business of Parent or a Subsidiary;

  (j)
  mortgages arising by virtue of any statutory or common law provisions or included in any customary deposit account agreements or related or similar documentation relating to bankers' liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository institution;

  (k)
  any mortgage over goods (or any documents relating thereto) arising either in favor of a bank issuing a form of documentary credit in connection with the purchase of such goods or by way of retention of title by the supplier of such goods where such goods are supplied on credit, subject to such retention of title, and in both cases where such goods are acquired in the ordinary course of business;

  (l)
  any extension, renewal, refinancing or replacement (or successive extensions, renewals, refinancings or replacements), in whole or in part, of any mortgage referred to in the foregoing clauses (a) through (i), inclusive; provided that (1) such extension, renewal, refinancing or replacement mortgage shall not extend beyond the property or assets that secured or were of the type that secured the mortgage extended, renewed, refinanced or replaced, plus improvements, accessions to and replacements or proceeds thereof on such property or assets and (2) the Debt secured by such mortgage is not greater in principal amount than the Debt secured by the mortgage extended, renewed, refinanced or replaced plus the amount of fees and expenses and any prepayment premiums or breakage costs incurred in connection therewith;

  (m)
  Liens in favor of a seller on any segregated cash earnest money deposits made by Parent or any of its Subsidiaries in connection with any executed letter of intent or purchase agreement for a purchase of property or assets not prohibited by the indenture; or

  (n)
  any mortgage on the funds and accounts securing any Debt of Parent or any Subsidiary pursuant to customary escrow arrangements pending the release thereof, or pursuant to customary discharge, redemption or defeasance provisions.

        In addition to the foregoing exceptions to the limitations set forth in the first paragraph of this subsection "—Limitations on Liens," Parent and any Subsidiary may, without securing the New Notes, issue, assume or guarantee Debt secured by a mortgage that, taken together with certain Attributable Debt described in the following sentence, does not in the aggregate exceed 15.0% of Consolidated Net Tangible Assets at the time of incurrence. The Attributable Debt to be aggregated for purpose of this exception is all Attributable Debt in respect of Sale and Lease-Back Transactions of Parent and its Subsidiaries under the exception in clause (e)(2) below existing at such time.

Limitations on Sale and Lease-Back Transactions

        So long as any New Notes are outstanding, Parent will not, nor will it permit any Subsidiary to, enter into any Sale and Lease-Back Transaction, other than any Sale and Lease-Back Transaction:

  (a)
  entered into within 360 days of the later of the acquisition, construction, development, operation, alteration, repair, improvement or placing into service of the property subject thereto by Parent or the Subsidiary;

  (b)
  involving a lease of less than five years;

  (c)
  entered into in connection with an industrial revenue bond or pollution control financing;

  (d)
  between or among Parent and/or one or more Subsidiaries;

  (e)
  as to which Parent or such Subsidiary would be entitled to incur Debt secured by a mortgage on the property to be leased in an amount equal to the Attributable Debt with respect to such Sale and Lease-Back Transaction without equally and ratably securing the New Notes (1) under clauses (a) through (l) in "—Limitations on Liens" above or (2) under the last paragraph of that covenant; or

  (f)
  as to which Parent will apply an amount equal to the net proceeds from the sale of the property so leased to (1) the retirement (other than any mandatory retirement), within 360 days of the effective date of any such Sale and Lease-Back Transaction, of New Notes or of Funded Debt of Parent or a Subsidiary or (2) the acquisition, construction, development, operation, alteration, repair or improvement of other property, provided that such property is owned by Parent or a Subsidiary free and clear of all mortgages.

SEC Reports; Financial Information

        Parent covenants to furnish to the trustee, within 15 days after Parent files the same with the SEC, copies of the annual reports and of the information, documents and other reports that Parent may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act or pursuant to Section 314 of the Trust Indenture Act; provided, however, that Parent will be deemed to have furnished such reports to the trustee if they have filed such reports with the SEC using the EDGAR filing system and such reports are publicly available.

        At any time when Parent is not subject to Section 13 or 15(d) of the Exchange Act and the New Notes are not freely transferrable under the Securities Act, upon the request of a holder of the New Notes, Parent will promptly furnish or cause to be furnished the information specified under Rule 144A(d)(4) of the Securities Act to such holder, or to a prospective purchaser of a Note designed by such holder, in order to permit compliance with Rule 144A under the Securities Act.

        Delivery of such reports, information and documents to the trustee is for informational purposes only, and the trustee's receipt thereof shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including Parent's, H&P Drilling Co.'s or any other person's compliance with any of the covenants under the indenture or the New Notes (as to which the trustee is entitled to rely exclusively on Officers' Certificates). The trustee will not be obligated to monitor or confirm, on a continuing basis or otherwise, Parent's, H&P Drilling Co.'s or any other person's compliance with any of the covenants described herein or to determine whether such reports, information or documents have been posted on any website or other online data system or filed with the SEC through EDGAR (or other applicable system).

Consolidation, Amalgamation, Merger, Conveyance of Assets

        The indenture provides that neither Parent nor H&P Drilling Co. will consolidate or amalgamate with or merge with or into any other entity, that Parent will not sell, convey, transfer or lease all or substantially all of Parent's and its Subsidiaries' assets, taken as a whole, to any person and that H&P Drilling Co. will not sell, convey, transfer or lease all or substantially all of H&P Drilling Co.'s and its Subsidiaries' assets, taken as a whole, to any person, unless:

  •
  the entity formed by the consolidation or amalgamation or into which Parent or H&P Drilling Co. is merged, if other than Parent or H&P Drilling Co., as the case may be, or the person who acquires the assets, shall be organized under the laws of the United States, any state thereof, or the District of Columbia, and in either case (other than a consolidation, amalgamation or merger between Parent and H&P Drilling Co. where Parent is the surviving entity) expressly assumes by supplemental indenture Parent's or H&P Drilling Co.'s obligations under the indenture, the New Notes and the guarantee;

  •
  immediately after giving effect to that transaction, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing; and

  •
  Parent has delivered to the trustee an Officers' Certificate and an opinion of counsel, each stating that such consolidation, amalgamation, merger, conveyance, transfer or lease and such supplemental indenture comply with the indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

        Notwithstanding the foregoing, this subsection will not apply to a sale, conveyance, transfer or lease of assets solely between or among Parent and its Subsidiaries (including H&P Drilling Co.), including by way of merger, consolidation, or amalgamation.

Event Risk

        Except for the limitations described above under the subsections "—Limitations on Liens" and "—Limitations on Sale and Lease-Back Transactions," the indenture does not afford holders of the New Notes protection in the event of a highly leveraged transaction involving either Parent or H&P

Drilling Co. and will not contain any restrictions on the amount of additional indebtedness that Parent or its Subsidiaries (including H&P Drilling Co.) may incur.

Definitions

        "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to: (1) the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities, adjusted to constant maturity under the caption "Treasury Constant Maturities" for the maturity corresponding to the Optional Redemption Comparable Treasury Issue; provided that, if no maturity is within three months before or after the remaining term of the New Notes to be redeemed, yields for the two published maturities most closely corresponding to the Optional Redemption Comparable Treasury Issue will be determined and the Adjusted Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month; or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Optional Redemption Comparable Treasury Issue, calculated using a price for the Optional Redemption Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Optional Redemption Comparable Treasury Price for such redemption date. Parent (or its designee) will (a) determine the Adjusted Treasury Rate with respect to any redemption on the third business day prior to the redemption date, and (b) prior to such redemption date file with the trustee an Officers' Certificate setting forth the Applicable Treasury Rate and showing the calculation of such in reasonable detail.

        "Attributable Debt" means, with respect to any Sale and Lease-Back Transaction as of any particular time, the present value discounted at the rate of interest implicit in the terms of the lease of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease.

        "Capital Stock" means (i) in the case of a corporation or a company, corporate stock or shares; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (iv) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person.

        "Consolidated Net Tangible Assets" means the total assets of Parent and the Subsidiaries as of the most recent fiscal quarter end for which a consolidated balance sheet of Parent and the Subsidiaries is available, minus all current liabilities (excluding the current portion of any long-term debt) of Parent and the Subsidiaries reflected on such balance sheet and minus total goodwill and other intangible assets of Parent and the Subsidiaries reflected on such balance sheet, all calculated on a consolidated basis in accordance with U.S. GAAP (which calculation shall give pro forma effect to any acquisition by or disposition of assets of Parent or any Subsidiaries involving the payment or receipt by Parent or any Subsidiaries, as applicable, of consideration (whether in the form of cash or non-cash consideration) in excess of $25 million that has occurred since the end of such fiscal quarter, as if such acquisition or disposition had occurred on the last day of such fiscal quarter).

        "Credit Agreement" means that certain Credit Agreement, dated as of November 13, 2018, as amended, by and among Parent and Wells Fargo Bank, National Association, as an issuing lender and administrative agent, and certain financial institutions, as lenders, as amended, restated, replaced, or refinanced from time to time, whether with the same or different lenders.

        "Funded Debt" means indebtedness for money borrowed which by its terms matures at, or is extendible or renewable at the option of the obligor to, a date more than 12 months after the date of the creation of such indebtedness.

        "Independent Investment Banker" means Credit Suisse Securities (USA) LLC, or if such firm is unwilling or unable to serve as such, an independent investment and banking institution of national standing appointed by Parent.

        "Optional Redemption Comparable Treasury Issue" means the U.S. Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the New Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the New Notes or, if, in the reasonable judgment of the Independent Investment Banker, there is no such security, then the Optional Redemption Comparable Treasury Issue will mean the U.S. Treasury security or securities selected by the Independent Investment Banker as having an actual or interpolated maturity or maturities comparable to the remaining term of the New Notes.

        "Optional Redemption Comparable Treasury Price" means, as determined by the Independent Investment Banker, (1) the average of four Optional Redemption Reference Treasury Dealer Quotations for the applicable redemption date, after excluding the highest and lowest Optional Redemption Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Optional Redemption Reference Treasury Dealer Quotations, the average of all such quotations.

        "Optional Redemption Reference Treasury Dealer" means each of (i) Credit Suisse Securities (USA) LLC (or any affiliate thereof that is a primary U.S. governmental securities dealer (a "Primary Treasury Dealer")), (ii) a Primary Treasury Dealer selected by Credit Suisse Securities (USA) LLC, and (iii) two other Primary Treasury Dealers selected by Parent, and their respective successors; provided that if any of the foregoing ceases to be, and has no affiliate that is, a Primary Treasury Dealer, Parent will substitute for it another Primary Treasury Dealer.

        "Optional Redemption Reference Treasury Dealer Quotations" means, with respect to each Optional Redemption Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker of the bid and asked prices for the Optional Redemption Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker and the trustee at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

        "Sale and Lease-Back Transaction" means any arrangement with any person providing for the leasing by Parent or any Subsidiary of any property from such person, whereby such property had been sold or transferred by Parent or any Subsidiary to such person.

        "Subsidiary" means (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by Parent or one or more of the other Subsidiaries or a combination thereof and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by Parent or one or more of the other Subsidiaries or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) Parent or any of the Subsidiaries is a controlling general partner or otherwise controls such entity.

        "U.S. Government Obligations" means nonredeemable direct obligations (or certifications representing an ownership interest in such obligations) of the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

Mandatory Redemption; Sinking Fund

        Parent is not required to make mandatory redemption or sinking fund payments with respect to the New Notes.

Book-Entry; Delivery and Form

        The New Notes will initially be issued only in registered, book-entry form, in denominations of $2,000 and any integral multiples of $1,000 as described under "—Book-Entry System." Parent will issue one or more global notes in denominations that together equal the total principal amount of the outstanding New Notes.

Modification and Supplemental Indentures

        Parent, each guarantor and the trustee may amend or supplement the indenture as it relates to the New Notes with the consent (including consents obtained in connection with a tender offer for the New Notes or a solicitation of consents in respect of the New Notes) of the holders of a majority in principal amount of the outstanding New Notes; provided, however, that no such amendment or supplemental indenture may, without the consent of the holder of each outstanding New Note affected thereby:

  •
  change the final maturity of the principal of such New Notes;

  •
  reduce the principal amount of such New Notes;

  •
  reduce the rate or extend the time of payment of interest on such New Notes;

  •
  reduce any amount payable on redemption of any such New Notes or change the time at which the New Notes may be redeemed (other than with respect to the minimum notice period required with respect to any redemption pursuant to the provisions of the indenture described under the caption "—Optional Redemption");

  •
  change the currency in which the principal of, premium, if any, or interest on any such New Notes is payable;

  •
  impair the right to institute suit for the enforcement of any payment on any such New Notes when due;

  •
  make any change in the percentage in principal amount of the New Notes the consent of the holders of which is required for any such amendment; or

  •
  release a guarantee of the New Notes other than in accordance with the terms of the indenture.

        Without the consent of any holder of outstanding New Notes, Parent, each guarantor and the trustee may amend or supplement the indenture and the New Notes to:

  •
  cure any ambiguity, omission, defect or inconsistency;

  •
  provide for the assumption by a successor to the obligations of Parent or H&P Drilling Co. under the indenture;

  •
  provide for uncertificated New Notes in addition to or in place of certificated New Notes (provided that the uncertificated New Notes are issued in registered form for purposes of Section 163(f) of the U.S. Internal Revenue Code of 1986, as amended (the "Code"));

  •
  provide for the issuance of, and establish the forms and terms and conditions of, other series of securities in accordance with the terms of the indenture or to make any other change that is applicable only to securities issued under the indenture other than the New Notes;

  •
  provide for the issuance of exchange notes or additional notes in accordance with the indenture;

  •
  effect or maintain, or otherwise comply with the requirements of the SEC in connection with, the qualification of the indenture under the Trust Indenture Act;

  •
  secure the New Notes, to the extent otherwise permitted by the indenture;

  •
  add to the covenants of Parent or H&P Drilling Co. or events of default for the benefit of the holders or surrender any right or power conferred upon Parent or H&P Drilling Co.;

  •
  conform the text of the indenture or the New Notes to the "Description of the New Notes" set forth in this prospectus; or

  •
  make other provisions that do not adversely affect the rights of any holder of outstanding New Notes.

        The holders of a majority in principal amount of the outstanding New Notes may, on behalf of the holders of all New Notes, waive compliance with any covenant or any past default under the indenture with respect to the New Notes, except a default in the payment of the principal of, premium, if any, or interest on any New Note or in respect of a provision which under the indenture cannot be amended without the consent of the holder of each outstanding New Note affected.

        It is not necessary for the consent of the holders under the indenture to approve the particular form of any proposed amendment or waiver. It is sufficient if such consent approves the substance of the proposed amendment or waiver. A consent to any amendment or waiver under the indenture by any holder of New Notes given in connection with a tender or purchase of such holder's New Notes will not be rendered invalid by such tender or purchase. After an amendment or waiver under the indenture requiring consent of the holders becomes effective, Parent is required to deliver to the holders and trustee a notice briefly describing such amendment or waiver; provided, that the trustee shall deliver such notice to the holders if Parent requests that trustee deliver such notice; provided that Parent shall deliver to trustee, at least 5 days prior to the requested delivery date (unless trustee consents to a shorter period), an Officers' Certificate requesting that the trustee give such notice in Parent's name and at Parent's expense and setting forth the information to be stated in such notice. However, the failure to mail such notice, or any defect in the notice, will not impair or affect the validity of the amendment or waiver.

Events of Default

        The indenture defines an event of default with respect to the New Notes as being:

  (1)
  a default in payment of any principal of or premium, if any, on any New Notes when due, either at maturity, upon any redemption, by declaration or otherwise;

  (2)
  a default for 30 days in payment of any interest on any New Notes;

  (3)
  a default for 60 days after written notice from the trustee or holders of at least 25% in principal amount of the outstanding New Notes in the observance or performance of any other covenant in the New Notes or the indenture;

  (4)
  certain events of Parent's or H&P Drilling Co.'s or any guarantor's bankruptcy, insolvency or reorganization;

  (5)
  the failure to keep any guarantor's full and unconditional guarantee of the New Notes in full force and effect, except as provided in the indenture; or

  (6)
  any other default with respect to the New Notes provided in a supplemental indenture entered into as described above under "—Modification and Supplemental Indentures."

        If an event of default (other than one described in clause (4) above) occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding New Notes may declare the principal amount of the New Notes to be due and payable immediately. If any event of default described in clause (4) above occurs, the principal amount of the New Notes will be automatically due and payable immediately. However, any time after an acceleration with respect to the New Notes has occurred, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of outstanding New Notes may, under some circumstances, rescind and annul such acceleration. The majority-holders, however, may not annul or waive a continuing default in payment of principal of, premium, if any, or interest on the New Notes.

        The trustee is entitled to receive indemnification satisfactory to it from the holders of the New Notes before the trustee exercises any of its rights or powers under the indenture. This indemnification is subject to the trustee's duty to act with the required standard of care during a default.

        The holders of a majority in principal amount of the outstanding New Notes may direct the time, method and place of:

  •
  the conduct of any proceeding for any remedy available to the trustee with respect to the New Notes; or

  •
  the exercise of any trust or power conferred on the trustee with respect to the New Notes.

        This right of the holders of the New Notes is, however, subject to the provisions in the indenture providing for the indemnification of the trustee and other specified limitations.

        In general, the holders of New Notes may institute an action against Parent, H&P Drilling Co. or any other obligor under the New Notes or the indenture only if the following conditions are met:

  •
  the holder previously has given to the trustee written notice of default and the default continues;

  •
  the holders of at least 25% in principal amount of the New Notes then outstanding have both requested the trustee to institute such action and offered the trustee indemnity satisfactory to it;

  •
  the trustee has not instituted this action within 60 days of receipt of such request and offer; and

  •
  the trustee has not received a direction inconsistent with such written request by the holders of a majority in principal amount of the New Notes then outstanding.

        Provided further, the holder may not prejudice the rights of another holder or obtain a preference or priority over another holder (it being understood that the trustee does not have an affirmative duty to ascertain whether or not any such use by a holder prejudices the rights of any other holders or obtains preference or priority over such other holders). The above conditions do not apply to actions by holders of the New Notes against Parent, H&P Drilling Co. or any other obligor under the New Notes for payment of principal of, premium, if any, or interest on or after the due date.

        The indenture contains a covenant that Parent, H&P Drilling Co. and any other obligor under the New Notes will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.

Discharge, Legal Defeasance and Covenant Defeasance

        Parent may discharge or defease its obligations under the indenture with respect to the New Notes as set forth below.

        Under terms specified in the indenture, Parent may discharge certain obligations to holders of the New Notes that have not already been delivered to the trustee for cancellation, if the New Notes:

  •
  have become due and payable;

  •
  will be due and payable by their terms within one year; or

  •
  will be called for redemption in accordance with their terms within one year.

        Parent may discharge the New Notes by, among other things, irrevocably depositing an amount certified to be sufficient, without consideration of any reinvestment of interest (and in the case of deposits of U.S. Government Obligations, in the opinion of a nationally recognized firm of independent public accountants selected by Parent and delivered to the trustee), to pay at maturity, or upon redemption, the principal, premium, if any, and interest on the New Notes; provided that, with respect to any redemption pursuant to "—Optional Redemption" that requires the payment of a premium based on the Adjusted Treasury Rate, the redemption price deposited shall be sufficient for purposes of this provision to the extent that the redemption price so deposited with the trustee is calculated using an amount equal to an estimate of such premium computed using the Adjusted Treasury Rate as of the third business day preceding the date of such deposit with the trustee and Parent irrevocably agrees to provide funds sufficient to cover any shortfall in amounts due upon such redemption (it being understood that any discharge shall be subject to the condition subsequent that such shortfall is in fact paid); provided, that the trustee shall have no liability whatsoever in the event that such shortfall is not in fact paid after any discharge of the indenture and that any such shortfall shall be set forth in an Officers' Certificate delivered to the trustee simultaneously with the deposit of such shortfall that confirms that such shortfall will be applied toward such redemption. Parent may make the deposit in cash or U.S. Government Obligations. Upon a satisfaction and discharge of the indenture, any guarantee of the New Notes will terminate.

        Parent may terminate all its obligations under the New Notes and the indenture at any time, except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the New Notes, to replace mutilated, destroyed, lost or stolen New Notes and to maintain a registrar and paying agent in respect of the New Notes. This is referred to as "legal defeasance." If Parent exercises its legal defeasance option, any guarantee of the New Notes in effect at such time will terminate.

        Under terms specified in the indenture, Parent and its Subsidiaries may be released with respect to any outstanding New Notes from the obligations imposed by the sections of the indenture that contain the covenants described above limiting liens, sale and lease-back transactions and consolidations, mergers and conveyances of assets or such other restrictive covenant. In that case, Parent and its Subsidiaries would no longer be required to comply with these sections of the indenture. This is typically referred to as "covenant defeasance." If Parent exercises its covenant defeasance option, any guarantees of the New Notes in effect at such time will terminate. Parent may exercise its legal defeasance option notwithstanding Parent's prior exercise of its covenant defeasance option.

        Legal defeasance or covenant defeasance may be effected by Parent only if, among other things:

  •
  Parent irrevocably deposits with the trustee cash and/or U.S. Government Obligations as trust funds in an amount (solely in the case of amounts including U.S. Government Obligations certified by a nationally recognized firm of certified public accountants, appraiser or investment banking firm to be selected by Parent and delivered to the trustee) sufficient, without consideration of any reinvestment of interest, to pay at maturity or upon redemption the principal of, premium, if any, and interest on all outstanding New Notes; provided that, with respect to any redemption pursuant to "—Optional Redemption" that requires the payment of a premium based on the Adjusted Treasury Rate, the redemption price deposited shall be sufficient for purposes of this provision to the extent that the redemption price so deposited with the trustee is calculated using an amount equal to an estimate of such premium computed using the Adjusted Treasury Rate as of the third business day preceding the date of such deposit with the trustee and Parent irrevocably agrees to provide funds sufficient to cover any shortfall in amounts due upon such redemption (it being understood that any defeasance shall be subject to the condition subsequent that such shortfall is in fact paid); provided, that the trustee shall have no liability whatsoever in the event that such shortfall is not in fact paid after any defeasance of the indenture and that any such shortfall shall be set forth in an Officers' Certificate delivered to the trustee simultaneously with the deposit of such shortfall that confirms that such shortfall will be applied toward such redemption;

  •
  Parent delivers to the trustee an opinion of counsel to the effect that the holders of the New Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of Parent's legal defeasance or covenant defeasance. This opinion must further state that these holders will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if Parent's legal defeasance or covenant defeasance had not occurred. In the case of a legal defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of the indenture;

  •
  no default or event of default under the indenture shall have occurred and be continuing (other than a default or event of default from the borrowing of funds to be applied to such deposit (and similar concurrent deposits relating to other Debt) and the granting of liens in connection therewith);

  •
  such deposit and legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which Parent or any Guarantor is a party or by which it is bound (other than agreements or instruments governing any other Debt being defeased, discharged or replaced); and

  •
  Parent has delivered to the trustee an Officers' Certificate and an opinion of counsel each stating that all conditions precedent to satisfaction and discharge of the indenture have been complied with.

Concerning the Trustee

        The trustee is one of a number of banks with which Parent and its subsidiaries maintain ordinary banking relationships.

Governing Law

        The indenture, the New Notes and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry System

General

        The New Notes will be issued initially only in the form of one or more global notes (collectively, the "global notes"). Global notes will be deposited upon issuance with the trustee as custodian for DTC and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant of DTC as described below.

        The global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for New Notes in certificated form except in the limited circumstances described below. See "—Exchange of Book-Entry Notes for Certificated Notes."

        Transfers of beneficial interests in the global notes are subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

        The New Notes may be presented for registration of transfer and exchange at the offices of the registrar.

Depository Procedures

        The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Parent takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

        DTC has advised Parent that it is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        DTC has also advised Parent that, pursuant to procedures established by it:

  (1)
  upon deposit of the global notes, DTC will credit the accounts of Participants designated by the exchange agent with portions of the principal amount of the global notes; and

  (2)
  ownership of these interests in the global notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the global notes).

        Investors in the global notes who are Participants in DTC's system may hold their interests therein directly through DTC. Investors in the global notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Euroclear and Clearstream may hold interests in the global notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a global note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

        The laws of some jurisdictions may require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a global note to pledge such interests to Persons that do not participate in DTC's system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Except as described below, owners of an interest in the global notes will not have New Notes registered in their names, will not receive physical delivery of New Notes in certificated form and will not be considered the registered owners or "holders" thereof under the indenture for any purpose.

        Payments in respect of the principal of, and interest and premium, if any, on, a global note registered in the name of the nominee of DTC will be payable to the nominee in its capacity as the registered holder under the indenture. Under the terms of the indenture, Parent, H&P Drilling Co. and the trustee will treat the persons in whose names the New Notes, including the global notes, are registered as the owners thereof for the purpose of receiving such payments and for all other purposes.

        Consequently, neither Parent, H&P Drilling Co., the trustee, nor any agent of Parent, H&P Drilling Co. or the trustee has or will have any responsibility or liability for:

  (1)
  any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the global notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the global notes; or

  (2)
  any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised Parent that its current practice, upon receipt of any payment in respect of securities such as the New Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of the New Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee, Parent or H&P Drilling Co. None of Parent, H&P Drilling Co. or the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the New Notes, and Parent, H&P Drilling Co. and the trustee may conclusively rely on and will be protected in conclusively relying on instructions from DTC or its nominee for all purposes.

        Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and such transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

        Cross-market transfers of New Notes between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and

Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

        DTC has advised Parent that it will take any action permitted to be taken by a holder of the New Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the global notes and only in respect of such portion of the aggregate principal amount of the New Notes as to which such Participant or Participants has or have given such direction. However, if there is an event of default under the indenture, DTC reserves the right to exchange the global notes for New Notes in certificated form and to distribute such New Notes to its Participants.

        Although DTC, Euroclear and Clearstream have agreed to the preceding procedures to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of Parent, H&P Drilling Co., the trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Book-Entry Notes for Certificated Notes

        A global note is exchangeable for definitive New Notes in certificated form if (1) DTC (A) notifies Parent that it is unwilling or unable to continue as depository for the global note or (B) has ceased to be a clearing agency registered under the Exchange Act, and, in either case, Parent fails to appoint a successor depository within 90 days, or (2) there has occurred and is continuing an event of default under the indenture and DTC notifies the trustee of its decision to exchange global notes for New Notes in certificated form. In addition, beneficial interests in a global note may be exchanged for certificated New Notes upon request but only upon at least 20 days' prior written notice given to the trustee by or on behalf of DTC in accordance with customary procedures. In all cases, certificated New Notes delivered in exchange for any global note or beneficial interest therein will be registered in names, and issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, requested by or on behalf of DTC (in accordance with its customary procedures).

        None of Parent, H&P Drilling Co. or the trustee will be liable for any delay by a global note holder or DTC in identifying the beneficial owners of the New Notes and Parent, H&P Drilling Co. and the trustee may conclusively rely on, and will be protected in relying on, instructions from the global note holder or DTC for all purposes.

Same Day Settlement and Payment

        Payments in respect of the New Notes represented by a global note (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by the global note holder. With respect to certificated New Notes, Parent will make all payments of principal, premium, if any, and interest in the manner described above under "—Payments on the New Notes; Paying Agent and Registrar." We expect that secondary trading in the certificated New Notes will also be settled in immediately available funds.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised Parent that cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

 U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes the material U.S. federal income tax considerations relevant to the receipt of a New Note in exchange for an Old Note pursuant to the exchange offer. The discussion is based upon the Code, Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which may be subject to change at any time by legislative, judicial or administrative action, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below.

        The receipt of a New Note in exchange for an Old Note pursuant to the exchange offer will not constitute a "significant modification" of the Old Note for U.S. federal income tax purposes, and, accordingly, the New Note received will be treated as a continuation of the Old Note in the hands of an exchanging holder. As a result, a holder will not recognize any taxable gain or loss as a result of receiving a New Note in exchange for an Old Note pursuant to the exchange offer, and any such holder will have the same adjusted tax basis and holding period in the New Note as it had in the Old Note immediately before the exchange. A holder who does not exchange its Old Note for a New Note pursuant to the exchange offer will not recognize any gain or loss for U.S. federal income tax purposes upon consummation of the exchange offer. The U.S. federal income tax consequences of holding and disposing of a New Note will be the same as the U.S. federal income tax consequences of holding and disposing of an Old Note.

CERTAIN ERISA CONSIDERATIONS

        The following is a summary of certain considerations associated with the acquisition and holding of the New Notes (including the exchange of Old Notes for New Notes) by employee benefit plans that are subject to Title I of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), plans, accounts and other arrangements that are subject to Section 4975 of the Code or provisions of any federal, state, local, non-U.S. or other laws, rules or regulations that are similar to such provisions of ERISA and the Code (such laws, collectively, "Similar Laws"), and entities whose underlying assets are considered to include "plan assets" (as defined in Section 3(42) of ERISA or any applicable Similar Laws ("Plan Assets")) of any such plan, account or arrangement (each, a "Plan"). This summary is general in nature and does not address every issue pertaining to ERISA, the Code or Similar Laws that may be applicable to us, the New Notes or a particular investor. Accordingly, each prospective investor should consult with his, her or its own counsel in order to understand the issues relating to ERISA, the Code and Similar Laws that affect or may affect the investor with respect to this investment.

General Fiduciary Matters

        ERISA and the Code impose certain requirements on employee benefit plans that are subject to Title I of ERISA and plans subject to Section 4975 of the Code (each such employee benefit plan or plan, an "ERISA Plan"), on entities whose underlying assets include Plan Assets by reason of an ERISA Plan's investment in such entities and on those persons who are "fiduciaries" as defined in Section 3(21) of ERISA and Section 4975 of the Code with respect to ERISA Plans. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

        In considering an investment of the assets of a Plan in the New Notes, a fiduciary must, among other things, discharge its duties solely in the interest of the participants of such Plan and their beneficiaries for the exclusive purpose of providing benefits to such participants and beneficiaries, and defraying reasonable expenses of administering the Plan. A fiduciary must act prudently and must diversify the investments of a Plan so as to minimize the risk of large losses, as well as discharge its duties in accordance with the documents and instruments governing such Plan and the applicable provisions of ERISA, the Code or any Similar Laws. In addition, ERISA generally requires fiduciaries to hold all assets of an ERISA Plan in trust and to maintain the indicia of ownership of such assets within the jurisdiction of the district courts of the United States. A fiduciary of a Plan should consider whether an investment in the New Notes satisfies these requirements.

Prohibited Transaction Issues

        Section 406(a) of ERISA and Sections 4975(c)(1)(A), (B), (C) and (D) of the Code prohibit certain transactions that involve an ERISA Plan and a "party in interest" as defined in Section 3(14) of ERISA or a "disqualified person" as defined in Section 4975(e)(2) of the Code with respect to such ERISA Plan. Examples of such prohibited transactions include, but are not limited to, sales or exchanges of property or extensions of credit between an ERISA Plan and a party in interest or disqualified person. Section 406(b) of ERISA and Sections 4975(c)(1)(E) and (F) of the Code generally prohibit a fiduciary with respect to an ERISA Plan from dealing with the assets of the ERISA Plan for its own benefit (for example when a fiduciary of a ERISA Plan uses its position to cause the ERISA Plan to make investments in connection with which the fiduciary (or a party related to the fiduciary) receives a fee or other consideration).

        A party in interest or disqualified person who engaged in a nonexempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code and such transaction may have to be rescinded. In addition, the fiduciary of the ERISA Plan that engaged in such a nonexempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

        The acquisition and/or holding of New Notes by an ERISA Plan (including the exchange of Old Notes for New Notes) with respect to which we are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. Accordingly, an investor who is considering acquiring the New Notes with the assets of an ERISA Plan must consider whether the acquisition and holding of the New Notes will constitute or result in a nonexempt prohibited transaction.

        As indicated above, ERISA and the Code contain certain exemptions from the prohibited transactions described above, and the Department of Labor has issued several exemptions, in each case that may apply to the acquisition and holding of the New Notes by an ERISA Plan (although certain exemptions do not provide relief from the prohibitions on self-dealing contained in Section 406(b) of ERISA and Sections 4975(c)(1)(E) and (F) of the Code). Exemptions include Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code pertaining to certain transactions with non-fiduciary service providers; Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60, applicable to transactions involving insurance company general accounts; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding investments effected by a qualified professional asset manager; and PTCE 96-23, regarding investments effected by an in-house asset manager. There can be no assurance that all of the conditions of any such exemptions will be satisfied or that any of these exemptions will be available with respect to the acquisition and holding of the New Notes.

Similar Laws

        As a general rule, a governmental plan, as defined in Section 3(32) of ERISA (each, a "Governmental Plan"), a church plan, as defined in Section 3(33) of ERISA, that has not made an election under Section 410(d) of the Code (each, a "Church Plan") and a plan maintained outside the United States primarily for the benefit of persons substantially all of whom are nonresident aliens (each, a "non-U.S. Plan") are not subject to Title I of ERISA or Section 4975 of the Code. Accordingly, assets of such plans may be invested without regard to the fiduciary and prohibited transaction considerations described above to the extent such considerations relate to ERISA Plans, ERISA or Section 4975 of the Code. Although a Governmental Plan, a Church Plan or a non-U.S. Plan is not subject to Title I of ERISA or Section 4975 of the Code, it may be subject to other federal, state or local laws or non-U.S. laws that regulate its investments (i.e., "Similar Laws" as defined above). A fiduciary of a Governmental Plan, a Church Plan or a non-U.S. Plan should consider whether investing in the New Notes satisfies the requirements, if any, under any applicable Similar Law.

Representation

        The New Notes may be acquired by a Plan, a Governmental Plan, a Church Plan, a non-U.S. Plan (each, a "Covered Plan") or an entity whose underlying assets include the assets of a Plan, a Governmental Plan, a Church Plan or a non-U.S. Plan (a "Covered Plan Investor"), but only if the acquisition will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of Similar Law. Therefore, any purchaser or subsequent transferee of a New Note or any interest therein will be deemed to have represented and warranted that (a) either: (i) no portion of the assets used by the acquirer or subsequent transferee to acquire or hold the New Notes (including in connection with the exchange of Old Notes for New Notes) constitutes the assets of any (A) employee benefit plan that is subject to Title I of ERISA; (B) plan, individual retirement account or other arrangement that is subject to Section 4975 of the Code, or provisions under any applicable Similar Law; or (C) entity whose underlying assets are considered to include Plan Assets of any such plan, account or arrangement or (ii) the acquisition and holding of the New Notes (including in connection with the exchange of Old Notes for New Notes) by such acquirer or transferee will not constitute a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws and (b) such purchaser or transferee will not transfer the New Notes (including in connection with the exchange of Old Notes for New Notes) to any person or entity unless such person or entity could truthfully make the foregoing representations and covenants. Each purchaser and subsequent transferee of the New Notes (including in connection with the exchange of Old Notes for New Notes) that is a Covered Plan or Covered Plan Investor also will be deemed to have represented and warranted that neither we nor Parent nor any of our affiliates is a sponsor of or a "fiduciary" (within the meaning of ERISA or any Similar Laws) with respect to the Covered Plan or Covered Plan Investor and no advice provided by us or any of our affiliates formed a primary basis for making any investment or other decision for or on behalf of the Covered Plan or Covered Plan Investor in connection with the New Notes (including in connection with the exchange of Old Notes for New Notes) or the exercise of any rights with respect to the New Notes (including in connection with the exchange of Old Notes for New Notes). Any purported transfer of the New Notes to a transferee that does not comply with the foregoing requirements shall be null and void ab initio.

        The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in nonexempt prohibited transactions, it is particularly important that fiduciaries or other persons considering acquiring New Notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such transactions and whether an exemption would be applicable to the acquisition and holding of the Notes.

 PLAN OF DISTRIBUTION

        Each broker-dealer that receives New Notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the effective date of the registration statement of which this prospectus is a part and ending on the close of business 180 days after such date or such shorter period as will terminate when all New Notes held by broker-dealers electing to exchange for New Notes any Old Notes that they acquired for their own account as a result of market-making activities or other trading activities or held by dealer managers have been sold pursuant hereto (or for such shorter period during which broker-dealers are required by law to deliver such prospectus), we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until            , 2019, all dealers effecting transactions in the New Notes may be required to deliver a prospectus.

        We will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the exchange offer and any broker-dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        Furthermore, any broker-dealer that acquired any of the Old Notes directly from us:

  •
  may not rely on the applicable interpretation of the staff of the SEC's position contained in the Exxon Capital Letters; and

  •
  must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

        For a period of 180 days after the effective date of the registration statement of which this prospectus is a part or such shorter period as will terminate when all New Notes held by broker-dealers electing to exchange for New Notes any Old Notes that they acquired for their own account as a result of market-making activities or other trading activities or held by the dealer managers have been sold pursuant hereto (or for such shorter period during which broker-dealers are required by law to deliver such prospectus), we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holder of the Old Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Old Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

 LEGAL MATTERS

        Baker Botts L.L.P. will pass upon certain legal matters for us in connection with the issuance of the New Notes.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The consolidated financial statements of Helmerich & Payne, Inc. appearing in Helmerich & Payne, Inc.'s Annual Report (Form 10-K) for the year ended September 30, 2018, and the effectiveness of Helmerich & Payne, Inc.'s internal control over financial reporting as of September 30, 2018, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        Parent files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a Web site that contains information Parent files electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You can also obtain information about us at the offices of the NYSE, 20 Broad Street, New York, New York 10005. You may find additional information about us on our website at http://www.hpinc.com. The information contained on, or that can be accessed through, our website (other than the specified SEC filings incorporated by reference in this prospectus) is not incorporated by reference in this prospectus. You should not consider such information contained on our website or that can be accessed through our website to be part of this prospectus.

        This prospectus is part of a registration statement we have filed with the SEC and, as permitted by SEC rules, does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and the schedules for more information about us and our securities. The registration statement, exhibits and schedules are available through the SEC's Web site.

        We are incorporating by reference information Parent files with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that Parent files with the SEC automatically will update and supersede this information. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Unless this prospectus or the information incorporated by reference herein indicates that another date applies, you should not assume that the information in this prospectus is current as of any date other than the date of this prospectus or that any information we have incorporated by reference herein is accurate as of any date other than the date of the document incorporated by reference.

        We incorporate by reference the documents listed below and any future filings Parent makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until the exchange offer described in this prospectus is completed or is otherwise terminated, in each case excluding any information "furnished" but not "filed," unless we specifically provide that such "furnished" information is to be incorporated by reference:

  •
  Parent's Annual Report on Form 10-K for the fiscal year ended September 30, 2018, filed with the SEC on November 16, 2018 (the "Form 10-K");

  •
  Parent's Current Reports on Form 8-K, filed with the SEC on November 19, 2018, November 27, 2018, December 17, 2018, December 18, 2018 and December 20, 2018; and

  •
  Parent's Definitive Proxy Statement on Schedule 14A for its 2019 Annual Meeting of Stockholders, filed with the SEC on January 22, 2019, to the extent incorporated by reference into the Form 10-K.

        All filings made by Parent with the SEC pursuant to the Exchange Act (excluding any information "furnished" but not "filed," unless we specifically provide that such "furnished" information is to be incorporated by reference) after the date of this registration statement and prior to the effectiveness of this registration statement shall also be deemed incorporated by reference into this prospectus.

        You may request a copy of Parent's filings, other than exhibits to these filings unless we have specifically incorporated those exhibits by reference into this prospectus, at no cost, by writing us at the following address or telephoning us at the following telephone number:

Investor Relations
Helmerich & Payne, Inc.
1437 South Boulder Avenue, Suite 1400
Tulsa, Oklahoma 74119
(918) 588-5190

        Until                , 2019, all dealers that effect transactions in the New Notes, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

$487,148,000

Helmerich & Payne, Inc.

OFFER TO ISSUE
$487,148,000 aggregate principal amount of 4.65% Senior Notes due 2025
THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
AS AMENDED,
IN EXCHANGE FOR
ALL OUTSTANDING AND UNREGISTERED
$487,148,000 aggregate principal amount of 4.65% Senior Notes due 2025

Guaranteed by Helmerich & Payne International Drilling Co.

PROSPECTUS

                , 2019

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

        Helmerich & Payne, Inc. ("Parent") and Helmerich & Payne International Drilling Co. ("H&P Drilling Co.") are both Delaware corporations. Section 145 of the Delaware General Corporation Law ("DGCL") provides generally that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative in nature, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) and, in a proceeding not by or in the right of the corporation, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such suit or proceeding, if he acted in good faith and in a manner he believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Delaware law further provides that a corporation may not indemnify any person against expenses incurred in connection with an action by or in the right of the corporation if such person shall have been adjudged to be liable in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall deem proper.

        The Fourteenth Article of Parent's Amended and Restated Certificate of Incorporation ("Parent's Charter") provides for the indemnification by Parent of any director, officer or employee of Parent or any of its subsidiaries in connection with any claim, action, suit or proceeding brought or threatened by reason of such position with Parent or any of its subsidiaries. Parent's Charter also (i) limits or in certain circumstances eliminates the personal liability of a director to Parent or to its stockholders for monetary damages for breach of fiduciary duty as a director as authorized by Section 102(b) of the DGCL, (ii) permits Parent's indemnification of its officers and directors as provided by Section 145 of the DGCL; provided, however, that the directors remain subject to personal liability for breaches of the duty of loyalty, acts committed in bad faith or intentional misconduct or a knowing violation of law, the payment of an unlawful dividend or unlawful stock repurchases, or any transaction from which the directors received an improper personal benefit, and (iii) permits Parent as provided in Section 145 of the DGCL to maintain insurance to protect itself and any director, officer, employee or agent of Parent. Parent presently maintains in effect a liability insurance policy covering officers and directors.

        The Tenth Article of H&P Drilling Co.'s Certificate of Incorporation ("H&P Drilling Co.'s Charter") provides for the indemnification by H&P Drilling Co. of any director, officer, employee or agent of H&P Drilling Co. or any of its subsidiaries in connection with any action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of H&P Drilling Co., and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The Tenth Article of H&P Drilling Co.'s Charter also provides for the indemnification of any director, officer, employee or agent of H&P Drilling Co. or any of its subsidiaries in connection with any action, suit or proceeding brought by or in the right of H&P Drilling Co. for certain expenses if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of H&P Drilling Co.; provided, however, that H&P Drilling Co.'s Charter, in the absence of certain circumstances, eliminates indemnification where such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to H&P Drilling Co. H&P Drilling Co.'s Charter permits H&P Drilling Co. as provided in Section 145 of the DGCL to maintain insurance to protect itself and any director, officer, employee or agent of H&P Drilling Co.

Item 21.    Exhibits and Financial Statement Schedules.

Exhibit Number		Description
2.1		Agreement and Plan of Merger, dated May 22, 2017, by and among Helmerich & Payne, Inc., MOTIVE Drilling Technologies, Inc., Spring Merger Sub, Inc., and Shareholder Representative Services LLC (incorporated herein by reference to Exhibit 2.1 of Parent's Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, SEC File No. 001-04221).
3.1		Amended and Restated Certificate of Incorporation of Helmerich & Payne, Inc. (incorporated herein by reference to Exhibit 3.1 of Parent's Form 8-K filed on March 14, 2012, SEC File No. 001-04221).
3.2		Amended and Restated By-Laws of Helmerich & Payne, Inc. (incorporated herein by reference to Exhibit 3.1 of Parent's Form 8-K filed on December 5, 2017, SEC File No. 001-04221).
3.3
Certificate of Incorporation of Helmerich & Payne International Drilling Co. (incorporated herein by reference to Exhibit 3.3 of Parent's and H&P Drilling Co.'s Registration Statement on Form S-4 (Registration No. 333-205219)).
3.4
By-Laws of Helmerich & Payne International Drilling Co. (incorporated herein by reference to Exhibit 3.4 of Parent's and H&P Drilling Co.'s Registration Statement on Form S-4 (Registration No. 333-205219)).
4.1
Indenture, dated December 20, 2018, among Helmerich & Payne, Inc., Helmerich & Payne International Drilling Co. and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.1 of Parent's Form 8-K filed on December 20, 2018, SEC File No. 001-04221).
4.2
First Supplemental Indenture, dated December 20, 2018, among Helmerich & Payne, Inc., Helmerich & Payne International Drilling Co. and Wells Fargo Bank, National Association, as trustee (including the forms of 4.65% Senior Note due 2025) (incorporated herein by reference to Exhibit 4.2 of Parent's Form 8-K filed on December 20, 2018, SEC File No. 001-04221).
4.3
Registration Rights Agreement, dated December 20, 2018, among Helmerich & Payne, Inc., Helmerich & Payne International Drilling Co., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC (incorporated herein by reference to Exhibit 4.3 of Parent's Form 8-K filed on December 20, 2018).
5.1	*	Opinion of Baker Botts L.L.P.
23.1	*	Consent of Ernst & Young LLP.
23.2	*	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).
24.1	*	Power of Attorney (included as part of the signature page to the registration statement).
25.1	*	Form T-1 of Eligibility under the Trust Indenture Act of 1939 of the Trustee.
99.1	*	Form of Letter of Transmittal.
99.2	*	Form of Notice of Guaranteed Delivery.

Exhibit Number		Description
99.3	*	Form of Letter to Clients.
99.4	*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees.

*
Filed herewith.

Item 22.    Undertakings.

        (a)   Each of the undersigned registrants hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "SEC") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each of the registrants pursuant to the foregoing provisions, or otherwise, each undersigned registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (d)   Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (e)   Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Helmerich & Payne, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on January 28, 2019.

HELMERICH & PAYNE, INC. (Registrant)
By:	/s/ JOHN W. LINDSAY
	Name:	John W. Lindsay
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints John W. Lindsay, Mark W. Smith, Cara M. Hair and Debra R. Stockton, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. LINDSAY John W. Lindsay	Director, President and Chief Executive Officer (Principal Executive Officer)	January 28, 2019
/s/ MARK W. SMITH Mark W. Smith	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 28, 2019
/s/ HANS HELMERICH Hans Helmerich	Director and Chairman of the Board	January 28, 2019
/s/ DELANEY M. BELLINGER Delaney M. Bellinger	Director	January 28, 2019

Signature	Title	Date

/s/ KEVIN G. CRAMTON Kevin G. Cramton	Director	January 28, 2019
/s/ RANDY A. FOUTCH Randy A. Foutch	Director	January 28, 2019
/s/ JOSÉ R. MAS José R. Mas	Director	January 28, 2019
/s/ THOMAS A. PETRIE Thomas A. Petrie	Director	January 28, 2019
/s/ DONALD F. ROBILLARD, JR. Donald F. Robillard, Jr.	Director	January 28, 2019
/s/ EDWARD B. RUST, JR. Edward B. Rust, Jr.	Director	January 28, 2019
John D. Zeglis	Director	January , 2019

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Helmerich & Payne International Drilling Co. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on January 28, 2019.

HELMERICH & PAYNE INTERNATIONAL DRILLING CO. (Registrant)
By:	/s/ JOHN W. LINDSAY
	Name:	John W. Lindsay
	Title:	President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. LINDSAY John W. Lindsay	Director and President (Principal Executive Officer)	January 28, 2019
/s/ MARK W. SMITH Mark W. Smith	Director, Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	January 28, 2019
/s/ CARA M. HAIR Cara M. Hair	Director and Vice President	January 28, 2019